As filed with the Securities and Exchange Commission on November 18, 2013
Registration No. 333-192223

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Windstream Corporation
(Exact name of registrant as specified in its charter)

Delaware	4813	20-0792300
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classifications Code Number)	(I.R.S. Employer Identification Number)

4001 Rodney Parham Road
Little Rock, Arkansas 72212-2442
(501) 748-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________________________________

SEE TABLE OF ADDITIONAL REGISTRANTS
John P. Fletcher, Esq.
Executive Vice President and General Counsel
Windstream Corporation
4001 Rodney Parham Road
Little Rock, Arkansas 72212-2442
Tel. (501) 748-7000
Fax (501) 748-7400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________________________________

With copies of all communications to:
Daniel L. Heard, Esq.
Kutak Rock LLP
124 West Capitol Avenue, Suite 2000
Little Rock, Arkansas 72201
Tel. (501) 975-3000
Fax (501) 975-3001
____________________________________________

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

____________________________________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (1)	Amount of registration fee
7.75% Senior Notes due 2021	$500,000,000	100%	$500,000,000	$64,400 (3)
7.75% Senior Notes due 2021 (2)	—	—	—	— (4)

(1)				Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)				The 7.75% Senior Notes due 2021 are guaranteed by subsidiaries of the registrant that guarantee borrowings under the registrant’s senior secured credit facilities.
(3)	Previously paid in connection with the initial filing of this registration statement on November 8, 2013.
(4)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is payable with respect to the guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter (or other Governing Document) and Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Bishop Communications Corporation	Minnesota	41-1462176
Buffalo Valley Management Services, Inc.	Delaware	84-1619403
Cinergy Communications Company of Virginia	Virginia	20-8076097
Communications Sales and Leasing, Inc.	Minnesota	41-1340032
Conestoga Enterprises, Inc.	Pennsylvania	23-2565087
Conestoga Management Services, Inc.	Delaware	84-1619408
CT Cellular, Inc.	North Carolina	56-1868838
CT Communications, Inc.	North Carolina	56-1837282
CT Wireless Cable, Inc.	North Carolina	56-1952872
D&E Communications, Inc.	Delaware	27-0147149
D&E Investments, Inc.	Nevada	86-0861452
D&E Management Services, Inc.	Nevada	88-0509645
D&E Networks, Inc.	Pennsylvania	25-1780894
Equity Leasing, Inc.	Nevada	20-0810636
Gabriel Communications Finance Company	Delaware	43-1861146
Heart of the Lakes Cable Systems, Inc.	Minnesota	41-1577709
Hosted Solutions Charlotte LLC	Delaware	N/A
Hosted Solutions Raleigh LLC	Delaware	N/A
Iowa Telecom Data Services, L.C.	Iowa	74-3083835
Iowa Telecom Technologies, L.L.C.	Iowa	47-0937013
IWA Services, LLC	Iowa	20-8346096
KDL Communications Corporation	Nevada	74-2816724
KDL Holdings, LLC	Delaware	48-1251032
Kerrville Cellular, LLC	Texas	74-2513782
Kerrville Communications Corporation	Delaware	74-2197091
Kerrville Mobile Holdings, LLC	Texas	74-3008924
Kerrville Wireless Holdings, LLC	Texas	74-3012850
Lakedale Communications, LLC	Minnesota	41-1958251
Lexcom Inc.	North Carolina	56-1942135
Norlight Telecommunications of Virginia, Inc.	Virginia	26-3497118
NuVox, Inc.	Delaware	43-1820855
Oklahoma Windstream, LLC	Oklahoma	73-0630965
PCS Licenses, Inc.	Nevada	88-0397829
Progress Place Realty Holding Company, LLC	North Carolina	27-1255466
Southwest Enhanced Network Services, LP	Delaware	75-2885419
Teleview, LLC	Georgia	58-2033040
Texas Windstream, Inc.	Texas	75-0984391
Valor Telecommunications Enterprises Finance Corp.	Delaware	20-2280110
Valor Telecommunications Enterprises II, LLC	Delaware	75-2950064
Valor Telecommunications Enterprises, LLC	Delaware	75-2884398
Valor Telecommunications Investments, LLC	Delaware	47-0902124
Valor Telecommunications of Texas, LLC d/b/a Windstream Communications Southwest	Delaware	52-2194219
Windstream Alabama, LLC	Alabama	63-0364952
Windstream Arkansas, LLC	Delaware	71-0400407
Windstream Baker Solutions, Inc.	Iowa	39-1875659
Windstream Communications Kerrville, LLC	Texas	74-0724580
Windstream Communications Telecom, LLC	Texas	74-2955898
Windstream CTC Internet Services, Inc.	North Carolina	52-2101328
Windstream Direct, LLC	Minnesota	41-1903994
Windstream EN-TEL, LLC	Minnesota	41-1928105
Windstream Holding of the Midwest, Inc.	Nebraska	47-0632436
Windstream Hosted Solutions, LLC	Delaware	26-1997939
Windstream Intellectual Property Services, Inc.	Delaware	26-4741090
Windstream Iowa-Comm, Inc.	Iowa	42-1525756
Windstream Iowa Communications, Inc.	Delaware	27-1635465
Windstream KDL-VA, Inc.	Virginia	20-0817269
Windstream Kerrville Long Distance, LLC	Texas	74-2228603
Windstream Lakedale Link, Inc.	Minnesota	41-1815232

Exact Name of Registrant as Specified in its Charter (or other Governing Document) and Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Windstream Lakedale, Inc.	Minnesota	41-0643917
Windstream Leasing, LLC	Delaware	27-2348873
Windstream Lexcom Entertainment, LLC	North Carolina	56-2261861
Windstream Lexcom Long Distance, LLC	North Carolina	56-2261863
Windstream Lexcom Wireless, LLC	North Carolina	56-2261865
Windstream Montezuma, Inc.	Iowa	42-0422100
Windstream Network Services of the Midwest, Inc.	Nebraska	91-1772936
Windstream NorthStar, LLC	Minnesota	27-0297987
Windstream NuVox Arkansas, Inc	Delaware	43-1830185
Windstream NuVox Illinois, Inc.	Delaware	43-1861148
Windstream NuVox Indiana, Inc.	Delaware	43-1861150
Windstream NuVox Kansas, Inc.	Delaware	43-1830186
Windstream NuVox Oklahoma, Inc	Delaware	43-1850572
Windstream Oklahoma, LLC	Delaware	71-0406211
Windstream SHAL Networks, Inc.	Minnesota	41-1701143
Windstream SHAL, LLC	Minnesota	41-1858078
Windstream South Carolina, LLC	South Carolina	57-0140680
Windstream Southwest Long Distance, LP	Delaware	75-2884847
Windstream Sugar Land, Inc.	Texas	74-0672235
Windstream Supply, LLC	Ohio	31-4359937
Wireless One of North Carolina, LLC	Delaware	56-1952876

*
The principal executive offices of, and the agent for service for, each additional registrant is c/o John P. Fletcher, Esq., Executive Vice President and General Counsel, 4001 Rodney Parham Road, Little Rock, Arkansas 72212-2442, (501) 748-7000.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED NOVEMBER 18, 2013

PRELIMINARY PROSPECTUS
WINDSTREAM CORPORATION

Offer to Exchange
$500,000,000 aggregate principal amount of 7.75% Senior Notes due 2021 for
$500,000,000 aggregate principal amount of 7.75% Senior Notes due 2021 that have been registered under the Securities Act of 1933, as amended

The exchange offer will expire at 5:00 p.m.,
New York City time, on                     , 2013, unless earlier terminated or extended.

Windstream Corporation hereby offers, upon the terms and subject to the conditions set forth in this prospectus (which constitute the “exchange offer”), to exchange up to $500,000,000 aggregate principal amount of its registered 7.75% Senior Notes due 2021, which it refers to as the “exchange notes,” for a like principal amount of certain of its outstanding 7.75% Senior Notes due 2021, which it refers to as the “original notes.” The term “note” or “notes” in this prospectus refer collectively to the original notes and the exchange notes. The “original notes” consist of $500,000,000 aggregate principal amount of 7.75% Senior Notes due 2021 issued on August 26, 2013. The terms of the exchange offer are summarized below and are more fully described in this prospectus.

The terms of the exchange notes are substantially similar to the original notes, which were issued under an indenture dated as of August 26, 2013. The exchange notes, however, will be issued under an indenture dated March 28, 2011 (the “Indenture”), and the terms of the exchange notes are identical to the terms of Windstream Corporation’s outstanding series of 7.75% Senior Notes due 2021 previously issued under the Indenture (the “existing notes”). Accordingly, the existing notes and the exchange notes will be treated as a single class for all purposes under the Indenture, and the exchange notes will bear the same CUSIP number as the existing notes.

Windstream Corporation will accept for exchange any and all original notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on                     , 2013, unless earlier terminated or extended.

You may withdraw tenders of original notes at any time prior to the expiration of the exchange offer.

Neither Windstream Corporation nor any of the subsidiary guarantors will receive any proceeds from the exchange offer.

The exchange of original notes for exchange notes generally will not be a taxable event for U.S. federal income tax purposes.

The exchange notes will be fully and unconditionally guaranteed on a senior basis by the subsidiaries of Windstream Corporation that currently guarantee Windstream’s senior secured credit facilities.

Windstream Corporation does not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system.

You should consider carefully the “Risk Factors” beginning on page 10 of this prospectus before participating in the exchange offer.

We are making the exchange offer described in this prospectus in reliance on the position of the staff of the Securities and Exchange Commission (“SEC”) set forth in the Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991), Shearman & Sterling, SEC no-action letter (July 2, 1993), and similar no action letters issued to third parties.

Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. By so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where the original notes were acquired by the broker-dealer as a result of market-making activities or other trading activities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2013.

The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs or that of our subsidiaries since the date hereof.

This prospectus incorporates important business and financial information about Windstream Corporation and the guarantors that is not included in or delivered with this prospectus. Windstream Corporation will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated by reference in this prospectus, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for such copies should be directed to Windstream Corporation, 4001 Rodney Parham Road, Little Rock, Arkansas 72212-2442, attention John P. Fletcher, Esq. To obtain timely delivery, you must request the information no later than five business days before                     , 2013, the expiration date of the exchange offer.

The notes initially will be represented by permanent global certificates in fully registered form without coupons and will be deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company, New York, New York, or DTC, as depositary.

i

NOTICE TO NEW HAMPSHIRE RESIDENTS
NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES ANNOTATED, 1955, AS AMENDED, WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.
INDUSTRY AND MARKET DATA
We obtained the market and competitive position data used throughout this prospectus from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data and we make no representation as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources.

ii

PROSPECTUS SUMMARY

Except as otherwise indicated or where the context otherwise requires, in this prospectus, “Windstream,” “the Company,” “we,” “us” and “our” refer to Windstream Corporation and its consolidated subsidiaries. This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. This summary may not contain all of the information that you should consider before exchanging any of the notes. You should read the entire prospectus carefully, including the section entitled “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated herein by reference, before making a decision to exchange the notes.

Business Overview

We are a leading provider of advanced communications and technology solutions, including cloud computing and managed services, to businesses nationwide. In addition to business services, we offer broadband, voice and video services to consumers in primarily rural markets. We operate in 48 states and the District of Columbia, a local and long-haul fiber network spanning approximately 115,000 miles, a robust business sales division and 26 data centers offering managed services and cloud computing.

For a further discussion of our business, we urge you to read our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, each of which are incorporated by reference herein. See “Where You Can Find More Information.”

Recent Developments

Formation of Holding Company

On August 30, 2013, pursuant to an agreement and plan of merger, we created a new holding company organizational structure (the “Holding Company Formation”) whereby Windstream Corporation is now a wholly-owned subsidiary of the newly-formed Windstream Holdings, Inc. and the former stockholders of Windstream Corporation became the stockholders of Windstream Holdings, Inc.

As a result of the Holding Company Formation, beginning on September 3, 2013, the common stock of Windstream Holdings, Inc. replaced the common stock of Windstream Corporation on the Nasdaq Global Select Market and trades under the ticker symbol “WIN.” The common stock of Windstream Corporation is no longer traded on the Nasdaq Stock Market or any other stock exchange. The directors and officers of Windstream Corporation immediately prior to the effective time of the Holding Company Formation remained the same following the Holding Company Formation.

In accordance with Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act) and covenants contained in its existing debt obligations, following the Holding Company Formation, Windstream Corporation and its guarantor subsidiaries remained the sole obligors on our outstanding debt obligations and, as a result, we will continue to file reports with the SEC pursuant to Section 13(a) of the Exchange Act. Windstream Holdings, Inc. is not a guarantor of nor subject to the restrictive covenants included in any of Windstream Corporation's debt agreements.

Tender Offer for 7.0% Senior Notes due 2019

On August 12, 2013, we commenced a tender offer to purchase for cash any and all of our outstanding 7.0% Senior Notes due 2019. On September 9, 2013, the expiration date of the tender offer, an aggregate principal amount of approximately $431.2 million of the outstanding 2019 notes had been validly tendered and not validly withdrawn, representing approximately 86.2% of the $500 million outstanding aggregate principal amount of the 2019 notes. The remaining notes not tendered were redeemed by Windstream in accordance with their terms on September 26, 2013. We used the net proceeds of the original notes offering to repay approximately $500 million of amounts then-outstanding under the term loan portion of our senior secured credit facilities.

Additional Information

Our principal executive offices are located at 4001 Rodney Parham Road, Little Rock, Arkansas 72212-2442. Our telephone number is (501) 748-7000. Our internet address is windstream.com. Information on, or accessible through, our website is not part of or incorporated by reference into this prospectus.

SUMMARY OF THE EXCHANGE OFFER

On August 26, 2013, we completed the private placement of $500,000,000 aggregate principal amount of the original notes. As part of this offering, we entered into a registration rights agreement with the initial purchasers of the original notes, dated as August 26, 2013, referred to herein as the registration rights agreement, in which we agreed, among other things, to deliver this prospectus to you and to complete an exchange offer for the original notes. Below is a summary of the exchange offer.

Notes Offered
Up to $500,000,000 aggregate principal amount of 7.75% Senior Notes due 2021, which have been registered under the Securities Act. The form and terms of these exchange notes are substantially identical to the terms of the original notes, except that the issuance of the exchange notes has been registered under the Securities Act and the transfer restrictions, registration rights and certain additional interest provisions relating to the original notes do not apply to the exchange notes, and certain differences exist between the original indenture (defined below) governing the original notes and the Indenture (defined below) governing the exchange notes. Whereas the original notes were offered under an indenture dated as of August 26, 2013 among Windstream Corporation, certain of its subsidiaries and U.S. Bank National Association as Trustee (the “original indenture”), the exchange notes will be issued under an indenture dated March 28, 2011 among Windstream Corporation, certain of its subsidiaries and U.S. Bank National Association as Trustee (the “Indenture”), and the terms of the exchange notes are identical to the terms of Windstream Corporation’s outstanding series of 7.75% Senior Notes due 2021 previously issued under the Indenture (the “existing notes”). Accordingly, the existing notes and the exchange notes will be treated as a single class for all purposes under the Indenture, and the exchange notes will bear the same CUSIP number as the existing notes.

The Exchange Offer
We are offering to exchange up to $500,000,000 principal amount of our 7.75% Senior Notes due 2021 that have been registered under the Securities Act for a like principal amount of the original notes outstanding. You may only exchange outstanding notes in denominations of $2,000 and higher integral multiples of $1,000. We will issue exchange notes as soon as practicable after the expiration of the exchange offer.

In order to be exchanged, an original note must be properly tendered and accepted. All original notes that are validly tendered and not withdrawn prior to 5:00 p.m. New York City time on the expiration date will be exchanged. As of the date of this prospectus, there are $500,000,000 aggregate principal amount of original notes outstanding.

Expiration Date; Tenders
The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2013, unless we earlier terminate or extend the exchange offer in our sole discretion. By tendering your original notes, you represent that:

•	you are neither Windstream’s “affiliate” (as defined in Rule 405 under the Securities Act) nor a broker-dealer tendering notes acquired directly from us for our own account;

•	any exchange notes you receive in the exchange offer are being acquired by you in the ordinary course of business;

•
at the time of commencement of the exchange offer, neither you nor, to your knowledge, anyone receiving exchange notes from you, has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the original notes or the exchange notes in violation of the Securities Act;

•
if you are not a participating broker-dealer, you are not engaged in, and do not intend to engage in, the distribution, as defined in the Securities Act, of the original notes or the exchange notes; and

•
if you are a broker-dealer, you will receive the exchange notes for your own account in exchange for the original notes that you acquired as a result of your market-making or other trading activities and you will deliver a prospectus in connection with any resale of the exchange notes that you receive. For further information regarding resales of the exchange notes by participating broker-dealers, see the discussion under the caption “Plan of Distribution.”

Accrued Interest
The exchange notes will bear interest from the most recent date to which interest has been paid on the original notes, or if no such interest has been paid, from August 26, 2013. If your original notes are accepted for exchange, you will receive interest on the exchange notes and not on the original notes. Any original notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Conditions to the Exchange Offer
The exchange offer is subject to customary conditions. We may assert or waive these conditions in our sole discretion. See “The Exchange Offer—Conditions to the Exchange Offer” for more information regarding conditions to the exchange offer.

Procedures for Tendering Original Notes
A tendering holder must, on or prior to the expiration date, transmit an agent’s message to the exchange agent at the address listed in this prospectus. See “The Exchange Offer—Procedures for Tendering.”

Special Procedures for Beneficial Holders
If you are a beneficial holder of original notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should promptly contact the person in whose name your original notes are registered and instruct that person to tender on your behalf. See “The Exchange Offer—Procedures for Tendering.”

Withdrawal Rights	Tenders may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date.

Acceptance of Original Notes and

Delivery of Exchange Notes
Subject to the conditions stated in the section “The Exchange Offer—Conditions to the Exchange Offer” of this prospectus, we will accept for exchange any and all original notes which are properly tendered in the exchange offer before 5:00 p.m., New York City time, on the expiration date. The exchange notes will be delivered as soon as practicable after the expiration date. See “The Exchange Offer—Terms of the Exchange Offer.”

Regulatory Approvals
Other than the federal securities laws, there are no federal or state regulatory requirements that we must comply with and there are no approvals that we must obtain in connection with the exchange offer.

Appraisal Rights	Holders of original notes do not have dissenters’ rights or appraisal rights in connection with the exchange offer. See “The Exchange Offer—Appraisal Rights” on page 35.

Material U.S. Federal Tax Consequences
Your exchange of original notes for exchange notes pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes. See “Certain Material United States Federal Income Tax Consequences” beginning on page 79.

Exchange Agent
U.S. Bank National Association is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are listed under the heading “The Exchange Offer—Exchange Agent.”

Use of Proceeds
We will not receive any proceeds from the issuance of exchange notes in the exchange offer. We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any broker or dealer and certain transfer taxes and will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

Resales
Based on interpretations by the staff of the SEC as detailed in a series of no-action letters issued to third parties, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the exchange notes; and

•	you are neither an affiliate of Windstream nor a broker-dealer tendering notes acquired directly from us for your own account.

If you are an affiliate of Windstream, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the exchange notes:

•	you cannot rely on the applicable interpretations of the staff of the SEC;

•	you will not be able to tender your original notes in the exchange offer; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each broker or dealer that receives exchange notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell, resale, or other transfer of the exchange notes issued in the exchange offer, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the exchange notes.

Furthermore, any broker-dealer that acquired any of its original notes directly from Windstream:

•
may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991), and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

•	must also be named as a selling holder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

As a condition to participation in the exchange offer, each holder will be required to represent that it is not Windstream’s affiliate or a broker-dealer that acquired the original notes directly from Windstream.

Consequences of Not Exchanging Original

Notes
Original notes that are not tendered, or that are tendered but not accepted, will be subject to their existing transfer restrictions. We will have no further obligation, except under limited circumstances, to provide for registration under the Securities Act of the original notes. See “The Exchange Offer—Consequences of Exchanging or Failing to Exchange the Original Notes.”

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of factors you should carefully consider before deciding to exchange the notes.

SUMMARY OF THE TERMS OF THE EXCHANGE NOTES

The following is a summary of the terms of the exchange notes. The form and terms of these exchange notes are identical in all material respects to those of the original notes except that the exchange notes are registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes. The exchange notes will evidence the same aggregate debt as the original notes but will be governed by a different indenture. Except where the context otherwise requires, when we refer to the terms of “note” or “notes” in this prospectus, we are referring collectively to the original notes and the exchange notes. For a more complete description of the terms of the exchange notes, see “Description of the Exchange Notes” in this prospectus.

Issuer	Windstream Corporation, a Delaware corporation.

Notes Offered	$500,000,000 aggregate principal amount of 7.75% Senior Notes due 2021.

Maturity Date	The notes will mature on October 1, 2021.

Interest Payment Dates	Interest on the notes will be paid semiannually on each April 1 and October 1, beginning on October 1, 2013. Interest will accrue from August 26, 2013.

Guarantees
Each of our domestic subsidiaries that guarantee our senior secured credit facilities or that guarantee other debt in the future will guarantee the notes on a senior basis. Windstream Holdings, Inc. is not a guarantor of any of Windstream Corporation's outstanding indebtedness.

Ranking	The notes will be our general unsecured unsubordinated obligations. Accordingly, they will rank:

•	equally with all of our existing and future unsecured unsubordinated debt;

•
effectively subordinated to our existing and future secured debt to the extent of the value of the assets securing such debt, including all borrowings under our senior secured credit facilities and certain of our existing notes;

•	senior in right of payment to any of our future subordinated debt; and

•	structurally subordinated to all of the liabilities of our non-guarantor subsidiaries, including trade payables.

The guarantees will be general unsecured, unsubordinated obligations of the guarantors. Accordingly, they will rank:

•	equally with all of the guarantors’ existing and future unsecured unsubordinated debt;

•	effectively subordinated to the guarantors’ existing and future secured debt to the extent of the value of the assets securing such debt, including the guarantees by the guarantors of obligations under our secured credit facilities and certain of our existing notes; and

•	senior in right of payment to any of the guarantors’ future subordinated debt.

As of September 30, 2013, and for the nine months then ended, our non-guarantor subsidiaries represented approximately 82%, 65%, and 78% of our revenues and sales, operating income, and total assets, respectively.

Optional Redemption	We may redeem some or all of the notes on or after October 1, 2016, at redemption prices described in this prospectus, together with accrued and unpaid interest.

We may redeem some or all of the notes at any time prior to October 1, 2016, at a redemption price equal to 100% of their principal amount, plus a make-whole premium, together with accrued and unpaid interest.

In addition, at any time prior to October 1, 2014, we may use the proceeds of certain equity offerings to redeem up to 35% of the aggregate principal amount of the notes, including any permitted additional notes, at a redemption price equal to 107.75% of the principal amount.

Change of Control
If we experience specific kinds of changes in control that are accompanied or followed by a downgrade in the ratings in the notes, we must offer to purchase the notes at 101% of their face amount, plus accrued and unpaid interest.

Certain Covenants	The Indenture governing the exchange notes, among other things, limits our ability and the ability of our restricted subsidiaries to:

•	borrow money or sell preferred stock;

•	permit liens;

•	pay dividends on or redeem or repurchase stock;

•	make certain types of investments;

•	sell stock in our restricted subsidiaries;

•	restrict dividends or other payments from subsidiaries;

•	enter into transactions with affiliates;

•	issue guarantees of debt; and

•	sell assets or merge with other companies.

These covenants contain important exceptions, limitations and qualifications. At any time that the notes are rated investment grade,

certain covenants will be terminated. For more details, see “Description of the Exchange Notes.”

No Established Trading Market	The notes will not be listed on any securities exchange or on any automated dealer quotation system. We cannot assure you that an active or liquid trading market for the notes will develop. If an active or liquid trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Risk Factors
You should carefully consider the risk factors set forth under the caption “Risk Factors” and the other information in this prospectus for a discussion of factors you should carefully consider before deciding to exchange the notes. See “Risk Factors” beginning on page 10.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for the nine months ended September 30, 2013 and 2012 and the years ended December 31, 2012, 2011, 2010, 2009, and 2008 were 1.3, 1.5, 1.4, 1.4, 1.9, 2.5, and 1.8, respectively. See “Ratio of Earnings to Fixed Charges.”

RISK FACTORS

You should carefully consider the following risk factors in addition to the other information included in this prospectus before tendering your original notes in the exchange offer. In addition, you should carefully consider the matters discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 and in other documents that are subsequently filed with the SEC, which are incorporated by reference into this prospectus. If any of the following risks or the risks incorporated by reference into this prospectus actually occur, our business, financial condition, prospects, results of operations or cash flow could be materially and adversely affected. Additional risks or uncertainties not currently known to us, or that we currently deem immaterial, may also impair our business operations. We cannot assure you that any of the events discussed in the risk factors below will not occur and if such events do occur, you may lose all or part of your original investment in the notes. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements.”

Risks Related to the Exchange Offer

You may have difficulty selling the original notes that you do not exchange.

If you do not exchange your original notes for exchange notes pursuant to the exchange offer, the original notes you hold will continue to be subject to the existing transfer restrictions. The original notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws. We do not anticipate that we will register the original notes under the Securities Act. After the exchange offer is consummated, the trading market for the remaining untendered original notes may be small and inactive. Consequently, you may find it difficult to sell any original notes you continue to hold because there will be fewer original notes of such series outstanding.

If you do not exchange your original notes in the exchange offer, you will no longer be entitled to an increase in interest payments on original notes that the original indenture provides for if we fail to complete the exchange offer.

Once the exchange offer has been completed, holders of outstanding original notes will not be entitled to any increase in the interest rate on their original notes that the original indenture governing the original notes provides for if we fail to complete the exchange offer. Holders of original notes will not have any further rights to have their original notes registered, except in limited circumstances, once the exchange offer is completed.

Some holders of the exchange notes may be required to comply with the registration and prospectus delivery requirements of the Securities Act.

If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

In addition, a broker-dealer that purchased original notes for its own account as part of market-making or trading activities must deliver a prospectus when it sells the exchange notes it received in the exchange offer. Our obligation to make this prospectus available to broker-dealers is limited. We cannot assure you that a proper prospectus will be available to broker-dealers wishing to resell their exchange notes.

Failure to comply with the exchange offer procedures could prevent a holder from exchanging its original notes.

Holders of the original notes are responsible for complying with all exchange offer procedures. The issuance of exchange notes in exchange for original notes will only occur upon completion of the procedures described in this prospectus under “The Exchange Offer.” Therefore, holders of original notes who wish to exchange them for exchange notes should allow sufficient time for timely completion of the exchange procedure. Neither

Windstream nor the exchange agent are obligated to extend the offer or notify you of any failure to follow the proper procedure.

Risks Related to the Exchange Notes

Our substantial debt could adversely affect our cash flow and prevent us from fulfilling our obligations under the notes.

After giving effect to the issuance of the original notes and the use of the proceeds therefrom, we had approximately $8,846.8 million of consolidated debt as of September 30, 2013.

Our substantial amount of debt could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations under the notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•
require us to dedicate a substantial portion of our cash flow from operations to make interest and principal payments on our debt, thereby limiting the availability of our cash flow to fund future capital expenditures, working capital and other general corporate requirements;

•	limit our flexibility in planning for, or reacting to, changes in our business and the telecommunications industry;

•	place us at a competitive disadvantage compared with competitors that have less debt; and

•	limit our ability to borrow additional funds, even when necessary to maintain adequate liquidity.

Further, a substantial portion of our debt, including borrowings under our senior secured credit facilities, bears interest at variable rates. If market interest rates increase, variable-rate debt will create higher debt service requirements, which could adversely affect our cash flow. While we may enter into agreements limiting our exposure to higher interest rates, any such agreements may not offer complete protection from this risk.

In addition to our debt, we have significant contractual obligations, as discussed under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2012 and in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013, incorporated by reference herein.

Despite our substantial debt, we or our subsidiaries may still be able to incur significantly more debt. This could further exacerbate the risks associated with our substantial debt.

We or our subsidiaries may be able to incur additional debt in the future. The terms of our senior secured credit facilities, the Indenture and the agreements governing our other debt will allow us to incur substantial amounts of additional debt, subject to certain limitations. If additional debt is added to our current debt levels, the related risks we could face would be magnified.

The agreements governing our debt, including the notes and our senior secured credit facilities, contain various covenants that impose restrictions on us that may affect our ability to operate our business and to make payments on the notes.

The agreements governing our senior secured credit facilities, the Indenture governing the exchange notes and the agreements governing our other debt each impose operating and financial restrictions on our activities. These restrictions include compliance with or maintenance of certain financial tests and ratios, including minimum interest coverage ratio and maximum leverage ratio, and limit or prohibit our ability to, among other things:

•	incur additional debt and issue preferred stock;

•	permit liens;

•	redeem and/or prepay certain debt;

•	pay dividends on our stock or repurchase stock;

•	make certain investments;

•	engage in specified sales of assets;

•	enter into transactions with affiliates;

•	enter new lines of business;

•	engage in consolidation, mergers and acquisitions;

•	make certain capital expenditures; and

•	pay dividends and make other distributions.

These restrictions on our ability to operate our business could seriously harm our business by, among other things, limiting our ability to take advantage of financing, merger and acquisition and other corporate opportunities.

Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants and maintain these financial tests and ratios. Failure to comply with any of the covenants in our existing or future financing agreements would result in a default under those agreements and under other agreements containing cross-default provisions. A default would permit debt holders to accelerate the maturity for the debt under these agreements and to foreclose upon any collateral securing the debt and to terminate any commitments to lend. Under these circumstances, we might have insufficient funds or other resources to satisfy all our obligations, including our obligations under the notes. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing.

We may enter into significant transactions that, although permitted by the Indenture governing the exchange notes, could adversely affect our credit ratings and the value of the notes.

The Indenture contains numerous restrictive covenants for the benefit of the note holders, but such covenants are subject to exceptions, some of which may be significant. In particular, while the Indenture limits our ability to make restricted payments, including dividends and other distributions and stock repurchases, it currently affords us the capacity to make restricted payments in amounts of up to $4.2 billion in the aggregate, provided that we remain in compliance with a specified consolidated leverage ratio. Therefore, we could, in the future, enter into certain transactions, including acquisitions, reorganizations, spin-offs, re-financings or other recapitalizations, that may increase our indebtedness and/or decrease the amount of assets available to our creditors and thereby increase our leverage relative to our assets and earnings. Consistent with our strategy of seeking to enhance shareholder value, we have in the past and intend to continue to regularly evaluate and consider such potential transactions so long as they would be permitted under the Indenture governing the exchange notes and the other documents governing our outstanding indebtedness. While such transactions could potentially enhance the value of the equity in our company, they could also negatively affect our credit ratings and the value of the notes.

The notes are effectively subordinated to our secured debt and that of the guarantors.

The notes, and each guarantee of the notes, are unsecured and therefore are effectively subordinated to any of our secured debt and that of the guarantors to the extent of the value of the assets securing such debt. In the event of a bankruptcy or similar proceeding, the assets which serve as collateral for any secured debt will be available to satisfy the obligations under the secured debt before any payments are made on the notes. As of September 30, 2013, we had approximately $3,403.4 million of secured debt outstanding.

In addition, as of September 30, 2013, we had approximately $533.1 million of availability under our senior secured revolving credit facility and can request additional commitments, loans or other extensions of credit (provided that the secured leverage ratio does not exceed 2.25 to 1.00 on a pro forma basis) under the optional incremental facility of the Credit Agreement. See “Description of Other Indebtedness— Indebtedness issued directly by Windstream—Senior credit facilities.” The notes will be effectively subordinated to any borrowings under our senior secured credit facilities and certain of our existing notes. The Indenture governing the exchange notes and the terms of our senior secured credit facilities will allow us to incur a substantial amount of additional secured debt in certain circumstances.

Not all of our subsidiaries are required to guarantee the notes, and the assets of any non-guarantor subsidiaries may not be available to make payments on the notes as your claims in respect of the notes will be effectively subordinated to all of the liabilities of any of our subsidiaries that is not a guarantor.

Subsidiaries of the Company that currently guarantee our senior secured credit facilities also guarantee the notes. However, most of our regulated subsidiaries do not guarantee the senior secured credit facilities and those subsidiaries do not guarantee the notes. Additionally, subsidiaries of PAETEC Holding Corp. (“PAETEC”) do not guarantee the notes. As of September 30, 2013, and for the nine months then ended, our non-guarantor subsidiaries represented approximately 82%, 65%, and 78% of our revenues and sales, operating income, and total assets, respectively. All of our future unrestricted subsidiaries, and any of our future restricted subsidiaries that do not guarantee our senior secured credit facilities, will not be required to guarantee the notes, and under certain circumstances the guarantees of a note may be released. See “Description of the Exchange Notes–Certain Covenants–Guarantees.”

In the event that any of our non-guarantor subsidiaries becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of the debt and trade creditors of such non-guarantor subsidiaries will be entitled to payment on their claims from the assets of that subsidiary before any of those assets are made available to us or any guarantors. Consequently, your claims in respect of the notes will be structurally subordinated to all of the liabilities of any of our subsidiaries that is not a guarantor, including trade payables. In addition, the Indenture, subject to certain limitations, permits our subsidiaries to incur additional indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables, that our subsidiaries may incur.

Our parent, Windstream Holdings, is not an obligor under or guarantor of the notes and is, therefore, not subject to the restrictions set forth in the indenture governing the notes.  As such, Windstream Holdings is not restricted from taking actions that may conflict with your and our interests.

Windstream Holdings, Inc. owns all of our outstanding equity interests. Windstream Holdings is not a co-issuer of the notes and will not guarantee the performance of our obligations under the notes. As a result, Windstream Holdings will not have any obligations under the notes or the related indenture and holders of the notes will not have any recourse against Windstream Holdings for repayment in the event we default on our obligations under the notes.  Further, the interests of Windstream Holdings may not in all cases be aligned with your interests or ours.  Because Windstream Holdings is not subject to the indenture governing the notes, or our other debt instruments, it is permitted to enter into similar or unrelated lines of business or significant corporate transactions (such as mergers and acquisitions and asset sales) without regard to the restrictions imposed by these agreements.

To service our debt and meet our other cash needs, we will require a significant amount of cash, which may not be available.

Our ability to make payments on, or repay or refinance, our debt, including the notes, and to fund planned capital expenditures, dividends and other cash needs will depend largely upon our future operating performance. Our future performance, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. In addition, our ability to borrow funds in the future to make payments on our debt will depend on the satisfaction of the covenants in our senior secured credit facilities and our agreements governing our other debt, including the Indenture governing the exchange notes, and other agreements we may enter into in the future. Specifically, we will need to maintain specified financial ratios and satisfy financial condition tests. Furthermore, it is the current practice of Windstream Holdings, Inc., our parent corporation, to pay dividends of $1.00 per share per annum. Windstream Holdings, Inc. funds its dividends from disbursements that it receives from us. Based on the number of shares of Windstream Holdings, Inc. common stock outstanding as of September 30, 2013, payment of such dividends would result in the disbursement of an aggregate of approximately $596.1 million per year. We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our senior secured credit facilities or from other sources in an amount sufficient to enable us to pay our debt, including the notes, or to fund dividends and other liquidity needs.

We are dependent upon dividends from our subsidiaries to meet our debt service obligations.

We are a holding company and conduct all of our operations through our subsidiaries. Our ability to meet our debt service obligations will be dependent on receipt of dividends from our direct and indirect subsidiaries. Subject to the restrictions contained in the Indenture, future borrowings by our subsidiaries may contain restrictions or prohibitions on the payment of dividends by our subsidiaries to us. See “Description of the Exchange Notes—Certain Covenants.” In addition, federal and state regulations governing our regulated subsidiaries and applicable state corporate law may limit the ability of our subsidiaries to pay dividends to us. We cannot assure you that the agreements governing the current and future indebtedness of our subsidiaries, applicable laws or state regulation will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on these notes when due.

Fraudulent conveyance laws may void the notes and/or the guarantees or subordinate the notes and/or the guarantees.

The issuance of the notes and guarantees may be subject to review under federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy lawsuit is commenced by or on behalf of our or the guarantors’ creditors. Under these laws, if in such a lawsuit a court were to find that, at the time the notes were issued, we:

•	incurred this debt with the intent of hindering, delaying or defrauding current or future creditors; or

•	received less than reasonably equivalent value or fair consideration for incurring this debt, and any guarantor:

(1)    was insolvent or was rendered insolvent by reason of the related financing transactions;

(2)    was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

(3)    intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they mature, as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes;

then the court could void the notes or applicable guarantees or subordinate the notes or such guarantees to our presently existing or future debt or take other actions detrimental to you.

The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, an entity would be considered insolvent if, at the time it incurred the debt:

•	it could not pay its debts or contingent liabilities as they become due;

•	the sum of its debts, including contingent liabilities, is greater than its assets, at fair valuation; or

•
the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and mature.

We cannot assure you as to what standard a court would apply in order to determine whether the Company or a guarantor was “insolvent” as of the date the notes were issued, and we cannot assure you that, regardless of the method of valuation, a court would not determine that the Company or a guarantor was insolvent on that date. Nor can we assure you that a court would not determine, regardless of whether the Company or a guarantor was insolvent on the date the notes were issued, that the payments constituted fraudulent transfers on another ground.

Our obligations under the notes are guaranteed by all of our existing subsidiaries that are currently guarantors under our senior secured credit facilities, and the guarantees may also be subject to review under various laws for the protection of creditors. The analysis set forth above would generally apply, except that the guarantees could also be subject to the claim that, since the guarantees were incurred for our benefit, and only indirectly for the benefit of the guarantors, the obligations of the guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could void a guarantor’s obligation under its guarantee, subordinate the guarantee to the other indebtedness of a guarantor, direct that holders of the notes return any amounts paid under a guarantee to the relevant guarantor or to a fund for the benefit of its creditors, or take other action detrimental to the holders of the notes. In addition, the liability of each guarantor under the Indenture will be limited to the amount that will result in its guarantee not constituting a fraudulent conveyance, and there can be no assurance as to what standard a court would apply in making a determination as to what would be the maximum liability of each guarantor or whether a court would give effect to such limitation. In the event that a court declares the guarantees to be void, or in the event that the guarantees must be limited or voided in accordance with their terms, any claim you may make against us for amounts payable on the notes would be effectively subordinated to the obligations of our subsidiaries, including trade payables and other liabilities that constitute indebtedness.

We may be unable to make a change of control offer required by the Indenture governing the exchange notes which would cause defaults under the Indenture, our senior secured credit facilities and our other financing arrangements.

The terms of the Indenture governing the exchange notes require us to make an offer to repurchase the notes upon the occurrence of a change of control at a purchase price equal to 101% of the principal amount of the notes, plus accrued interest to the date of the purchase. The terms of our senior secured credit facilities will require, and other financing arrangements may require, repayment of amounts outstanding in the event of a change of control and limit our ability to fund the repurchase of your notes in certain circumstances. It is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our senior secured credit facilities and other financing arrangements will not allow the repurchases. See “Description of the Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

An active, public market may not develop for the notes, which may hinder your ability to liquidate your investment.

There has not been an established trading market for the notes and we do not intend to list them on any securities exchange. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for fixed income securities and by changes in our financial performance or prospects or in the prospects for companies in our industry in general. As a result, we cannot assure you that an active trading market will develop for the notes. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all.

FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus are, or may be deemed to be, “forward-looking statements.” Such forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “intends,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. Such forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that we believe are reasonable but are not guarantees of future events and results. Actual future events and results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated in our forward looking statements include, among others:

•	further adverse changes in economic conditions in the markets we serve;

•	the extent, timing and overall effects of competition in the communications business;

•	continued loss of consumer voice lines;

•	the impact of new, emerging or competing technologies;

•
the uncertainty regarding the implementation of the Federal Communications Commission rules on inter-carrier compensation adopted in 2011, and the potential for the adoption of further rules by the Federal Communications Commission or Congress on inter-carrier compensation and/or universal service reform proposals that result in a significant loss of revenue;

•	the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities;

•
for certain operations where we lease facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which our services depend;

•
the risks associated with non-compliance by us with regulations or statutes applicable to government programs under which we receive material amounts of end user revenue and government subsidies; or non-compliance by us, our partners, or our subcontractors with any terms of our government contracts;

•	the availability and cost of financing in the corporate debt markets;

•	the potential for adverse changes in the ratings given to our debt securities by nationally accredited ratings organizations;

•	the effects of federal and state legislation, and rules and regulations governing the communications industry;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•	unfavorable results of litigation or intellectual property infringement claims asserted against us;

•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses;

•	the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	earnings on pension plan investments significantly below our expected long term rate of return for plan assets or a significant change in the discount rate; and

•	those additional factors under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, and in subsequent filings with the Securities and Exchange Commission.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.
We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause our actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect our future results included under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2012 and in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013, each of which is incorporated by reference herein.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes contemplated in this prospectus, we will receive outstanding securities in like principal amount, the form and terms of which are the same as the form and terms of the exchange notes, except as otherwise described in this prospectus. The original notes surrendered in exchange for exchange notes will be retired and canceled. Accordingly, no additional debt will result from the exchange. We have agreed to bear the expense of the exchange offer. No underwriter is being used in connection with the exchange offer.

RATIO OF EARNINGS TO FIXED CHARGES OF WINDSTREAM CORPORATION

The table below sets forth our ratio of earnings to fixed charges on a consolidated basis for each of the time periods indicated.

						Nine Months
	Fiscal Years					Ended September 30,
	2008	2009	2010	2011	2012	2012	2013
Interest Expense:
Interest expense	$416.4	$410.2	$521.7	$558.3	$625.1	$465.4	$479.7
Interest capitalized	1.9	1.7	2.1	6.8	10.9	7.9	6.3

Total interest costs	418.3	411.9	523.8	565.1	636.0	473.3	486.0
Appropriate portion (1/3) of rentals	8.4	9.9	20.5	31.9	70.0	52.5	62.4

Total fixed charges	$426.7	$421.8	$544.3	$597.0	$706.0	$525.8	$548.4

Total earnings and fixed charges:
Pretax income	$327.3	$649.3	$508.3	$269.0	$268.9	$256.9	$170.5
Less interest capitalized	(1.9)	(1.7)	(2.1)	(6.8)	(10.9)	(7.9)	(6.3)
Add estimated amortization of capitalized interest	1.9	2.0	2.1	2.4	2.9	2.1	2.4
Fixed charges	426.7	421.8	544.3	597.0	706.0	525.8	548.4

Total earnings and fixed charges	$754.0	$1,071.4	$1,052.6	$861.6	$966.9	$776.9	$715.0

Ratio of earnings to fixed charges:	1.8	2.5	1.9	1.4	1.4	1.5	1.3

We have computed the ratios of earnings to fixed charges shown above by dividing earnings by fixed charges. For this purpose, “earnings” is the amount resulting from adding (a) income from continuing operations before income tax, (b) fixed charges and (c) amortization of capitalized interest; and then subtracting interest capitalized. “Fixed charges” is the amount resulting from adding (a) interest expense on indebtedness (including amortization of debt expense and discount), (b) interest capitalized and (c) the portion of rent expense representative of interest (33%).

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF WINDSTREAM

The summary below sets forth selected historical financial data for the Company. This data should be read in conjunction with Windstream’s audited consolidated historical financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2012. See “Where You Can Find More Information.”

						Nine Months
	Year Ended December 31,					Ended September 30,
(Millions, except per share amounts)	2012	2011	2010	2009	2008	2013	2012
Revenues and sales	$6,156.3	$4,281.2	$3,710.7	$2,996.3	$3,170.2	$4,510.1	$4,618.1
Operating income	887.5	963.5	1,033.5	1,060.6	741.6	683.7	715.8
Other (expense) income, net	4.6	(0.1)	(3.5)	(1.1)	2.1	(5.0)	4.6
Loss (gain) on extinguishment of debt	1.9	(136.1)	—		—	(28.5)	1.9
Interest expense	(625.1)	(558.3	(521.7)	(410.2)	(416.4)	(479.7)	(465.4)
Income from continuing operations before income taxes	268.9	269.0	508.3	649.3	327.3	170.5	256.9
Income taxes	100.2	99.4	195.6	250.8	133.5	47.9	98.0
Income from continuing operations	168.7	169.6	312.7	398.5	193.8	122.6	158.9
Discontinued operations, including tax expense (benefit) of $0, $0, $(10.6) and $0, for 2012, 2011, 2008 and the nine months ended September 30, 2012, respectively	(0.7)	(0.1)	—	—	(22.2)	—	(0.7)

Net income	$168.0	$169.5	$312.7	$398.5	$171.6	$122.6	$158.2

Balance sheet data:
Total assets	$13,982.0	$14,392.1	$11,303.9	$9,113.7	$7,988.4	$13,486.7	$14,028.4
Total long-term debt and capital leases (including current maturities)	$8,934.4	$9,053.2	$7,365.5	$6,295.2	$5,382.5	$8,914.5	$9,030.8
Total equity	$1,104.8	$1,495.3	$831.0	$255.9	$254.6	$854.8	$1,244.6
_______________

Notes to Selected Financial Information:

•
Explanations for significant events affecting our historical operating trends during the periods 2010 through 2012 are provided in Management’s Discussion and Analysis of Results of Operations and Financial Condition.

•
In connection with the preparation of our consolidated financial statements for the year ended December 31, 2012, we became aware of and corrected an error in the accounting for certain promotional credits for new consumer customers. These errors are non-cash and did not affect our total operating cash flow for any period. See Note 2 in the notes to Windstream’s audited consolidated historical financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 for further information.

•
Effective during the fourth quarter of 2011, we changed our method of recognizing actuarial gains and losses for pension benefits to recognize actuarial gains and losses in our operating results in the year in which the gains and losses occur. The effect of this change in methodology can create volatility in actuarial gains and losses recognized based on market fluctuations which impacts pension expense for the year. Pension expense amounted to $67.4, $166.8, $54.1, ($23.8), and $388.7 for the years ended December 31, 2012, 2011, 2010, 2009 and 2008.

•
Acquisitions were also considered significant events affecting our historical operating trends during the periods 2009 through 2011. On November 30, 2011, we acquired PAETEC. We acquired Q-Comm, Hosted Solutions, Iowa Telecom and Nuvox on December 2, 2010, December 1, 2010, June 1, 2010 and February 8, 2010, respectively. Lexcom and D&E were acquired on December 1, 2009 and November 10, 2009, respectively

•
Earnings and dividends per share have not been presented for Windstream Corp., because following the Holding Company Formation, we are a wholly-owned subsidiary of Windstream Holdings, Inc. and have no publicly held common stock as defined in accounting principles generally accepted in the United States.

DESCRIPTION OF OTHER INDEBTEDNESS

Set forth below is a list of all indebtedness, other than the notes, of Windstream (or any of its subsidiaries) that is currently outstanding. The following descriptions do not purport to be complete and are qualified in their entirety by reference to their respective governing documents.

Indebtedness Issued Directly by Windstream

Senior credit facilities
Windstream’s existing senior credit facilities consist of the following:

•	a senior secured revolving credit facility of approximately $700.0 million, of which we had approximately $533.1 million of remaining availability as of September 30, 2013; and

•	senior secured term loan facilities in the aggregate amount of approximately $2,601.3 million as of September 30, 2013, consisting of subfacilities in the following amounts:

(a)	Tranche A-3 term loans (the “Tranche A-3 Term Loans”) — approximately $392.7 million;

(b)	Tranche A-4 term loans (the “Tranche A-4 Term Loans”) — approximately $281.2 million;

(c)	Tranche B-3 term loans (the “Tranche B-3 Term Loans”) — approximately $592.5 million; and

(d)	Tranche B-4 term loans (the “Tranche B-4 Term Loans”) — approximately $1,334.9 million.

Maturity. Under our senior credit facilities, as of September 30, 2013, (i) all of the revolving commitments will mature on December 17, 2015 (the “Revolving Commitments”), (ii) the Tranche A-3 Term Loans will mature on December 30, 2016, (iii) the Tranche A-4 Term Loans will mature on August 8, 2017, (iv) the Tranche B-3 Term Loans will mature on August 8, 2019, and (v) the Tranche B-4 Term Loans will mature on January 23, 2020.

Amortization. The Tranche A-3 Term Loans amortize quarterly on the last day of each quarter prior to the maturity date thereof in an amount equal to, for the periods from March 31, 2012 to December 31, 2013 (inclusive), 1.25% of the initial principal amount of the Tranche A-3 Term Loans, approximately $5.2 million and, for the periods from January 1, 2014 to September 30, 2016 (inclusive), 2.50% of the initial principal amount of the Tranche A-3 Term Loans, approximately $10.4 million, subject to certain maturity acceleration conditions. The Tranche A-4 Term Loans amortize quarterly on the last day of each quarter prior to the maturity date thereof in an amount equal to, for the periods from September 30, 2012 to June 30, 2014 (inclusive), 1.25% of the initial principal amount of the Tranche A-4 Term Loans, approximately $3.7 million, and for the periods from July 1, 2014 to June 30, 2017 (inclusive), 2.50% of the initial principal amount of the Tranche A-4 Term Loans, approximately $7.4 million. The Tranche B-3 Term Loans amortize quarterly on the last day of each quarter ending on or after September 30, 2012 and prior to the maturity date thereof in an amount equal to 0.25% of the initial principal amount of the Tranche B-3 Term Loans, approximately $1.5 million. The Tranche B-4 Term Loans amortize quarterly on the last day of each quarter ending on or after March 31, 2013, and prior to the maturity date thereof in an amount equal to 0.25% of the initial principal amount of the Tranche B-4 Term Loans, resulting in an aggregate principal amount equal to approximately $3.4 million. The outstanding principal balance of each tranche of senior secured term loans will be due on the respective maturity dates thereof.

Interest rate and fees. At the commencement of each borrowing period, Windstream may elect an Alternate Base Rate loan (“ABR Loan”) or a Eurodollar loan (“Eurodollar Loan”) for each of the subfacilities and revolving credit facility. The below table provides the interest rate applicable to an ABR Loan and a Eurodollar Loan for the Tranche B-3 Term Loans and the Tranche B-4 Term Loans. Windstream has currently elected the LIBOR based rates applicable to the Eurodollar Loans for borrowings under the credit facilities.

Tranche B-3 Term Loans	ABR plus 2.00%	LIBOR plus 3.00%
Tranche B-4 Term Loans	ABR plus 1.75%	LIBOR plus 2.75%

Eurodollar Loans for the Tranche B-3 Term Loans and the Tranche B-4 Term Loans are subject to a 1.00% and 0.75% LIBOR floor, respectively. The interest rates for the Revolving Commitments, the Tranche A-3 Term Loans and the Tranche A-4 Term Loans change depending on Windstream’s leverage ratio and can vary from (i) ABR plus 0.50% to ABR plus 1.25%, or from LIBOR plus 1.50% to LIBOR plus 2.25%, for the Revolving Commitments and (ii) ABR plus 0.75% to ABR plus 1.50%, or from LIBOR plus 1.75% to LIBOR plus 2.50%, for the Tranche A-3 Term Loans and the Tranche A-4 Term Loans, depending upon whether we elect an ABR loan or a Eurodollar loan. The commitment fee on the average daily amount of unused Revolving Commitments is 0.50% (subject to a step-down to 0.40% based on the Company’s leverage ratio). We pay certain additional fees with respect to the revolving credit facility, including (i) participation fees on letters of credit issued under the revolving credit facility at a rate equal to the LIBOR margin applicable to revolving loans of each applicable lender, (ii) fronting fees at a rate of 0.25% per annum on letters of credit issued under the revolving credit facility and (iii) customary annual administration fees.

Mandatory prepayments. Subject to certain conditions and exceptions, our credit facilities require us to prepay outstanding term loans in an amount equal to 100% of the net proceeds from dispositions of assets and casualty insurance condemnation awards and similar recoveries in each case which are not reinvested within one year.

Voluntary prepayments. Our credit facilities provide for voluntary commitment reductions and prepayments of loans, subject to certain conditions and restrictions.

Covenants. Our credit facilities contain affirmative and negative covenants that, among other things, limit or restrict our ability (as well as those of our subsidiaries) to: permit liens and encumbrances; incur debt; merge, dissolve, liquidate or consolidate; make acquisitions and investments; dispose of or transfer assets; pay dividends or make other payments in respect of our capital stock; amend material documents; change the nature of our business; make certain payments of debt; engage in certain transactions with affiliates; and enter into sale/ leaseback or hedging transactions. In particular, our credit agreement permits us to issue senior secured notes on a pari passu basis with the security interests supporting the senior secured credit facilities so long as the secured leverage ratio does not exceed 2.25 to 1.0 on a pro forma basis and so long as we are otherwise in compliance with the financial covenants under our credit agreement on a pro forma basis.

In addition, the financial covenants under our credit facilities require us to maintain certain ratios, including a minimum interest coverage ratio of 2.75 to 1.0 and a maximum leverage ratio of 4.50 to 1.0.

As of September 30, 2013, we had approximately $1,197.2 million of restricted payment capacity as governed by our credit facilities, which limit the amount of dividends we may distribute. We build additional capacity through cash generated from operations while dividend payments, share repurchases and certain other restricted investments reduce the available restricted payments capacity.

Guarantees and collateral. Our obligations under the credit facilities are guaranteed by all of our current and future domestic subsidiaries, except subsidiaries of PAETEC, subsidiaries with total assets of not more than $5 million (subject to an aggregate limit for all such subsidiaries of $25 million) and any subsidiaries for which state regulatory approval is required or would be required for any guarantee, which include, without limitation, our incumbent local exchange carrier subsidiaries that operate in Florida, Georgia, Kentucky, Mississippi, Missouri, Nebraska, New York, North Carolina, Ohio and Pennsylvania as well as Windstream Communications, Inc., which holds certain of our long distance and CLEC licenses. In addition, our obligations under the credit facilities are guaranteed by any other subsidiaries that guarantee any other debt obligations of any loan party. Subject to certain exclusions, each guarantee is secured by substantially all of the tangible and intangible personal property assets of the applicable guarantor. We have also pledged the capital stock in certain of our subsidiaries to secure our obligations under the credit facilities.

Events of default. The credit facilities contain customary events of default such as nonpayment of obligations under the credit facilities, violation of affirmative and negative covenants, material inaccuracy of representations, defaults under other material debt, bankruptcy, ERISA and judgment defaults, loss of material regulatory licenses, change of control and loss of lien perfection or priority or unenforceability of guarantees.

6.375% Senior Notes due 2023

General. We issued $700.0 million aggregate principal amount of 6.375% senior notes due 2023 on January 23, 2013.

Guarantees. The 6.375% 2023 notes are guaranteed by all of our subsidiaries that guarantee our credit facilities or our other debt obligations.

Ranking. The 6.375% 2023 notes are senior unsecured obligations of the Company ranking equally with our unsecured unsubordinated debt.

Optional redemption. We may redeem some or all of the 6.375% 2023 notes at any time prior to February 1, 2018 at a redemption price equal to 100% of their principal amount, plus a make-whole premium, together with accrued and unpaid interest. We may redeem some or all of the 6.375% 2023 notes at any time on or after February 1, 2018 upon payment of a premium that declines ratably overtime. In addition, at any time prior to February 1, 2016, we may use the proceeds of certain equity offerings to redeem up to 35% of the aggregate principal amount of the 6.375% 2023 notes at a redemption price equal to 106.375% of the principal amount.

Mandatory redemption. We will not be required to make mandatory redemption or sinking fund payments with respect to the 6.375% 2023 notes.

Change of control. If there is a change of control that is accompanied or followed by a downgrade in the ratings of the 6.375% 2023 notes (and the rating of the 6.375% 2023 notes is below the lower of the rating in effect immediately preceding the change of control and the rating in effect when the 6.375% 2023 notes were initially issued), a holder has the right to require us to buy such holder’s notes at 101% of their principal amount, plus accrued and unpaid interest and additional interest, if any.

Covenants. The indenture governing the 6.375% 2023 notes contains covenants substantially similar to the covenants governing the notes offered hereby.

Events of default. The indenture governing the 6.375% 2023 notes contains events of default substantially similar to those governing the notes offered hereby.

Exchange offer. On April 16, 2013, we completed an offer to exchange the 6.375% 2023 notes for registered, publicly tradable notes that have substantially identical terms as such 6.375% 2023 notes. The exchange offer was made to satisfy our obligations under a registration rights agreement that was entered into with the initial purchasers of the 6.375% 2023 notes when such notes were originally issued.

7.50% Senior Notes due 2022

General. We issued $500.0 million aggregate principal amount of 7.50% senior notes due 2022 on November 22, 2011.

Guarantees. The 2022 notes are guaranteed by all of our subsidiaries that guarantee our credit facilities or our other debt obligations.

Ranking. The 2022 notes are senior unsecured obligations of the Company ranking equally with our unsecured unsubordinated debt.

Optional redemption. We may redeem some or all of the 2022 notes at any time prior to June 1, 2017 at a redemption price equal to 100% of their principal amount, plus a make-whole premium, together with accrued and unpaid interest. We may redeem some or all of the 2022 notes at any time on or after June 1, 2017 upon payment of a premium that declines ratably overtime. In addition, at any time prior to June 1, 2015, we may use the proceeds of certain equity offerings to redeem up to 35% of the aggregate principal amount of the 2022 notes at a redemption price equal to 107.50% of the principal amount.

Mandatory redemption. We will not be required to make mandatory redemption or sinking fund payments with respect to the 2022 notes.

Change of control. If there is a change of control that is accompanied or followed by a downgrade in the ratings of the 2022 notes (and the rating of the 2022 notes is below the lower of the rating in effect immediately preceding the change of control and the rating in effect when the 2022 notes were initially issued), a holder has the right to require us to buy such holder’s notes at 101% of their principal amount, plus accrued and unpaid interest and additional interest, if any.

Covenants. The indenture governing the 2022 notes contains covenants substantially similar to the covenants governing the notes offered hereby.

Events of default. The indenture governing the 2022 notes contains events of default substantially similar to those governing the notes offered hereby.

Exchange offer. On March 29, 2012, we completed an offer to exchange the 2022 notes for registered, publicly tradable notes that have substantially identical terms as such 2022 notes. The exchange offer was made to satisfy our obligations under a registration rights agreement that was entered into with the initial purchasers of the 2022 notes when such notes were originally issued.

7.50% Senior Notes due 2023

General. We issued $600.0 million aggregate principal amount of 7.50% senior notes due 2023 on March 16, 2011.

Guarantees. The 7.50% 2023 notes are guaranteed by all of our subsidiaries that guarantee our credit facilities or our other debt obligations.

Ranking. The 7.50% 2023 notes are senior unsecured obligations of the Company ranking equally with our unsecured unsubordinated debt.

Optional redemption. We may redeem some or all of the 7.50% 2023 notes at any time prior to April 1, 2016 at a redemption price equal to 100% of their principal amount, plus a make-whole premium, together with accrued and unpaid interest. We may redeem some or all of the 7.50% 2023 notes at any time on or after April 1, 2016 upon payment of a premium that declines ratably over time. In addition, at any time prior to April 1, 2014, we may use the proceeds of certain equity offerings to redeem up to 35% of the aggregate principal amount of the 7.50% 2023 notes at a redemption price equal to 107.50% of the principal amount.

Mandatory redemption. We will not be required to make mandatory redemption or sinking fund payments with respect to the 7.50% 2023 notes.

Change of control. If there is a change of control that is accompanied or followed by a downgrade in the ratings of the 7.50% 2023 notes (and the rating of the 7.50% 2023 notes is below the lower of the rating in effect immediately preceding the change of control and the rating in effect when the 7.50% 2023 notes were initially issued), a holder has the right to require us to buy such holder’s notes at 101% of their principal amount, plus accrued and unpaid interest and additional interest, if any.

Covenants. The indenture governing the 7.50% 2023 notes contains covenants substantially similar to the covenants governing the notes offered hereby.

Events of default. The indenture governing the 7.50% 2023 notes contains events of default substantially similar to those governing the notes offered hereby.

Exchange offer. On May 13, 2011, we completed an offer to exchange the 7.50% 2023 notes for registered, publicly tradable notes that have substantially identical terms as such 7.50% 2023 notes. The exchange offer was made to satisfy our obligations under a registration rights agreement that was entered into with the initial purchasers of the 7.50% 2023 notes when such notes were originally issued.

7.75% Senior Notes due 2021

General. We issued $450.0 million aggregate principal amount of 7.75% senior notes due 2021 on March 28, 2011.

Guarantees. The 2021 notes are guaranteed by all of our subsidiaries that guarantee our credit facilities or our other debt obligations.

Ranking. The 2021 notes are senior unsecured obligations of the Company ranking equally with our unsecured unsubordinated debt.

Indenture. The Indenture governing the 2021 notes issued in March 2011 is the same Indenture governing the notes offered hereby.

Optional redemption. We may redeem some or all of the 2021 notes at any time prior to October 1, 2016 at a redemption price equal to 100% of their principal amount, plus a make-whole premium, together with accrued and unpaid interest. We may redeem some or all of the 2021 notes at any time on or after October 1, 2016 upon payment of a premium that declines ratably over time. In addition, at any time prior to October 1, 2014, we may use the proceeds of certain equity offerings to redeem up to 35% of the aggregate principal amount of the 2021 notes at a redemption price equal to 107.75% of the principal amount.

Mandatory redemption. We will not be required to make mandatory redemption or sinking fund payments with respect to the 2021 notes.

Change of control. If there is a change of control that is accompanied or followed by a downgrade in the ratings of the 2021 notes (and the rating of the 2021 notes is below the lower of the rating in effect immediately preceding the change of control and the rating in effect when the 2021 notes were initially issued), a holder has the right to require us to buy such holder’s notes at 101% of their principal amount, plus accrued and unpaid interest and additional interest, if any.

Exchange offer. On May 13, 2011, we completed an offer to exchange the 2021 notes for registered, publicly tradable notes that have substantially identical terms as such 2021 notes. The exchange offer was made to satisfy our obligations under a registration rights agreement that was entered into with the initial purchasers of the 2021 notes when such notes were originally issued.

7.75% Senior Notes due 2020

General. We issued $500.0 million aggregate principal amount of 7.75% senior notes due 2020 on October 6, 2010 (the “initial 2020 notes”) and $200.0 million aggregate principal amount of 7.75% senior notes due 2020 (the “additional 2020 notes” and, together with the initial 2020 notes, the “2020 notes”) on January 24, 2011.

Guarantees. The 2020 notes are guaranteed by all of our subsidiaries that guarantee our credit facilities or our other debt obligations.

Ranking. The 2020 notes are senior unsecured obligations of the Company ranking equally with our unsecured unsubordinated debt.

Optional redemption. We may redeem some or all of the 2020 notes at any time prior to October 15, 2015 at a redemption price equal to 100% of their principal amount, plus a make-whole premium, together with accrued and unpaid interest. We may redeem some or all of the 2020 notes at any time on or after October 15, 2015 upon payment of a premium that declines ratably over time. In addition, at any time prior to October 15, 2013, we may use the proceeds of certain equity offerings to redeem up to 35% of the aggregate principal amount of the 2020 notes at a redemption price equal to 107.750% of the principal amount.
Mandatory redemption. We will not be required to make mandatory redemption or sinking fund payments with respect to the 2020 notes.

Change of control. If there is a change of control that is accompanied or followed by a downgrade in the ratings of the 2020 notes (and the rating of the 2020 notes is below the lower of the rating in effect immediately preceding the change of control and the rating in effect when the 2020 notes were initially issued), a holder has the right to require us to buy such holder’s notes at 101% of their principal amount, plus accrued and unpaid interest and additional interest, if any.
Covenants. The indenture governing the 2020 notes contains covenants substantially similar to the covenants governing the notes offered hereby.
Events of default. The indenture governing the 2020 notes contains events of default substantially similar to those governing the notes offered hereby.
Exchange offer. On November 26, 2010, we completed an offer to exchange the initial 2020 notes for registered, publicly tradable notes that have substantially identical terms as such initial 2020 notes; and, on May 13, 2011, we completed an offer to exchange the additional 2020 notes. The exchange offers were made to satisfy our obligations under registration rights agreements that were entered into with the initial purchasers of the initial 2020 notes and the additional 2020 notes when such notes were originally issued.
8.125% Senior Notes due 2018

General. We issued $400.0 million aggregate principal amount of 8.125% senior notes due 2018 on July 19, 2010.

Guarantees. The 2018 notes are guaranteed by all of our subsidiaries that guarantee our credit facilities or our other debt obligations.

Ranking. The 2018 notes are senior unsecured obligations of the Company ranking equally with our unsecured unsubordinated debt.

Optional redemption. We may redeem some or all of the 2018 notes at any time prior to September 1, 2014 at a redemption price equal to 100% of their principal amount, plus a make-whole premium. We may redeem some or all of the 2018 notes at any time on or after September 1, 2014 upon payment of a premium that declines ratably over time.

Mandatory redemption. We will not be required to make mandatory redemption or sinking fund payments with respect to the 2018 notes.

Change of control. If there is a change of control that is accompanied or followed by a downgrade in the ratings of the 2018 notes (and the rating of the 2018 notes is below the lower of the rating in effect immediately preceding the change of control and the rating in effect when the 2018 notes were originally issued), a holder has the right to require us to buy such holder’s notes at 101% of their principal amount, plus accrued and unpaid interest and additional interest, if any.

Covenants. The indenture governing the 2018 notes contains covenants substantially similar to the covenants governing the notes offered hereby.

Events of default. The indenture governing the 2018 notes contains events of default substantially similar to those governing the notes offered hereby.

Exchange offer. On November 15, 2010, we completed an offer to exchange the 2018 notes for registered, publicly tradable notes that have substantially identical terms as these notes. The exchange offer was made to satisfy our obligations under a registration rights agreement that was entered into with the initial purchasers of the 2018 notes when such notes were originally issued.

7.875% Senior Notes due 2017

General. We issued $400.0 million aggregate principal amount of 7.875% senior notes due 2017 on

October 8, 2009 and $700.0 million aggregate principal amount of 7.875% senior notes due 2017 on December 30, 2009.

Guarantees. The 2017 notes are guaranteed by all of our subsidiaries that guarantee our credit facilities or our other debt obligations.

Ranking. The 2017 notes are senior unsecured obligations of the Company ranking equally with our unsecured unsubordinated debt.

Optional redemption. We may redeem some or all of the 2017 notes at any time upon payment of a make-whole premium.

Mandatory redemption. We will not be required to make mandatory redemption or sinking fund payments with respect to the 2017 notes.

Change of control. If there is a change of control that is accompanied or followed by a downgrade in the ratings of the 2017 notes (and the rating of the 2017 notes is below the lower of the rating in effect immediately preceding the change of control and the rating in effect when the 2017 notes were originally issued), a holder has the right to require us to buy such holder’s notes at 101% of their principal amount, plus accrued and unpaid interest and additional interest, if any.

Covenants. The indenture governing the 2017 notes contains covenants substantially similar to the covenants governing the notes offered hereby.

Events of default. The indenture governing the 2017 notes contains events of default substantially similar to those governing the notes offered hereby.

Exchange offer. On February 24, 2010, we completed an offer to exchange the 2017 notes for registered, publicly tradable notes that have substantially identical terms as these notes. The exchange offer was made to satisfy our obligations under a registration rights agreement that was entered into with the initial purchasers of the 2017 notes when such notes were originally issued.

Other Windstream indebtedness
In addition to our credit facilities and notes issued directly by us, Windstream has the following additional indebtedness issued by our subsidiaries:
6.50% Debentures due 2013
General. Windstream Georgia Communications LLC (formerly known as Windstream Georgia Communications Corp.) (“Windstream Georgia”) issued $200.0 million in aggregate principal amount of the 6.50% debentures due 2013. As of September 30, 2013, $190.0 million aggregate principal amount of the 6.50% debentures have been redeemed in connection with the pro rata annual mandatory sinking fund, and $10.0 million in aggregate principal amount of 6.50% debentures remain outstanding. The 6.50% debentures will mature on November 15, 2013.
Ranking. The 6.50% debentures are general unsecured unsubordinated obligations ranking equally with Windstream Georgia’s other unsecured unsubordinated debt. Windstream Georgia will not guarantee the notes offered hereby and thus the notes will be effectively subordinated to the 6.50% debentures to the extent of Windstream Georgia’s assets.
Optional redemption. Windstream Georgia is not permitted to redeem the 6.50% debentures prior to maturity, except for redemptions in connection with the pro rata annual mandatory sinking fund.
Mandatory sinking fund redemption. The 6.50% debentures are subject to annual $10.0 million pro rata mandatory sinking fund redemption each November 15 at a redemption price equal to 100% of the principal amount thereof being so redeemed, together with accrued interest.

Covenants. The indenture governing the 6.50% debentures contains covenants that, among other things, restrict Windstream Georgia from issuing or incurring any indebtedness ranking senior to the 6.50% debentures in right of payment or of priority. These covenants are subject to a number of important exceptions.
Events of default. The 6.50% debentures specify certain events of default including failure to pay principal and interest on the 6.50% debentures, failure to comply with covenants and certain bankruptcy, insolvency or reorganization events.
6.75% Notes due 2028
General. Windstream Holding of the Midwest, Inc. (formerly known as Alltel Communications Holdings of the Midwest, Inc.) (“Windstream Midwest”) issued $100.0 million in aggregate principal amount of the 6.75% notes due 2028, all of which are currently outstanding.
Ranking. The 6.75% notes are senior secured obligations ranking equally with our credit facilities to the extent of Windstream Midwest’s assets securing the credit facilities and the 6.75% notes. The notes offered hereby will be effectively subordinated to the 6.75% notes to the extent of the assets securing the 6.75% notes.
Optional redemption. We may redeem all or a part of the 6.75% notes upon not less than 30 nor more than 60 days’ notice, at the redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 12.5 basis points, together in either case with accrued interest to the date of redemption.
Mandatory redemption. We will not be required to make mandatory redemption or sinking fund payments with respect to the 6.75% notes.
Covenants. The indenture governing the 6.75% notes contains affirmative and negative covenants, that, among other things, require Windstream Midwest to secure the 6.75% notes in the event Windstream Midwest or any of its restricted subsidiaries were to incur secured debt and restricts the ability of Windstream Midwest and its restricted subsidiaries to enter into sale and leaseback transactions or to merge, consolidate or sell all or substantially all of its assets. These covenants are subject to a number of important exceptions.
Events of default. The 6.75% notes specify certain events of default including failure to pay principal and interest on the 6.75% notes, failure to make a sinking fund deposit, failure to comply with covenants and certain bankruptcy, insolvency or reorganization events.
PAETEC 9.875% Notes due 2018

General. PAETEC Escrow Corporation, a wholly-owned subsidiary of PAETEC, issued $450.0 million in aggregate principal amount of its 9.875% notes due 2018 on December 2, 2010, all of which were assumed by PAETEC.
Guarantee. The PAETEC 9.875% notes are guaranteed by certain of PAETEC’s subsidiaries and the Company.
Ranking. The PAETEC 9.875% notes are senior unsecured obligations of PAETEC ranking equally with its and the subsidiary guarantors’ unsecured unsubordinated debt. As a result of our guarantee of the PAETEC 9.875% notes, these notes also rank equally with our unsecured unsubordinated debt.
Optional Redemption. We may redeem some or all of the PAETEC 9.875% notes, at any time before December 1, 2014 and upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of their principal amount plus a “make-whole” premium. We may redeem some or all of the PAETEC 9.875% notes, at any time on or after December 1, 2014 and upon not less than 30 nor more than 60 days’ notice, at specified redemption prices declining from 104.938% to 100% of their principal amount.
Mandatory Redemption. We will not be required to make mandatory redemption or sinking fund payments with respect to the PAETEC 9.875% notes.
Covenants. The indenture governing the PAETEC 9.875% notes contains covenants that limit, among other things, certain of our subsidiaries’ ability to incur additional debt, make certain restricted payments, enter into transactions with affiliates, create liens, impose restrictions on the payment of dividends or make other distributions, and merge or consolidate with another person.

Events of Default. The indenture governing the PAETEC 9.875% notes provides for customary events of default which include nonpayment, breach of covenants in the indenture, payment defaults or acceleration of certain other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the trustee or holders of at least 25% in principal amount of the then outstanding notes may declare the principal of and accrued but unpaid interest, including additional interest, on all the PAETEC 9.875% notes to be due and payable.

Hedging Transactions

We enter into interest rate swap agreements to mitigate the interest rate risk inherent in our variable rate senior secured credit facility. All of our swaps are designated as cash flow hedges of the benchmark LIBOR interest rate risk created by the variable rate cash flows paid on our senior secured credit facility, which have varying maturity dates from December 30, 2016 to January 23, 2020.

In 2006, we entered into four pay fixed, receive variable interest rate swap agreements to serve as cash flow hedges of the interest rate risk inherent in our senior secured credit facility. We renegotiated the four interest rate swap agreements on December 3, 2010, and again on August 21, 2012, each time lowering the fixed interest rate paid and extending the maturity. As a result of the August 21, 2012 transaction, we reduced our fixed interest rate paid from 4.553% to 3.391% effective October 17, 2012. These four swaps are off-market swaps, meaning they contain an embedded financing element. Our swap counterparties recover this financing through an incremental charge in our fixed rate over what we would be charged for an on-market swap. The variable rate received resets on the seventeenth day of each month to the one-month London Interbank Offered Rate (“LIBOR”). These swaps had a notional value of $900.0 million as of September 30, 2013, and will mature on October 17, 2019.

On May 31, 2013, we entered into six new pay fixed, receive variable interest rate swap agreements, designated as cash flow hedges of the previously unhedged interest rate risk inherent in our senior secured credit facilities. These swaps have a fixed notional value of $750.0 million and mature on June 17, 2016. The fixed rate paid ranges from 1.026 to 1.04% plus a fixed spread of 2.75%. The variable rate received resets on the seventeenth day of each month to the one-month LIBOR subject to a minimum rate of 0.75%.

Our agreements with each of the derivative counterparties contain cross-default provisions, whereby if we were to default on certain of our indebtedness, we could also be declared in default on our derivative obligations and may be required to net settle any outstanding derivative liability positions with our counterparties. As of September 30, 2013, our interest rate swaps were in a net liability position of approximately $83.1 million.

In addition, certain of the agreements with our counterparties contain provisions where if a specified event or condition, such as a merger, occurs that materially changes our creditworthiness in an adverse manner, we may be required to fully collateralize our derivative obligations. As of September 30, 2013, we had not posted any collateral related to our interest rate swap agreements.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

On August 26, 2013, we issued an aggregate principal amount of $500,000,000 of original notes under the original indenture in an offering under Rule 144A and Regulation S of the Securities Act that were not registered under the Securities Act. In connection with the issuance and sale of the original notes, we entered into a registration rights agreement with the representative of the initial purchasers of the original notes. Under the registration rights agreement, we agreed to file a registration statement regarding the exchange of the original notes for exchange notes which are registered under the Securities Act. We also agreed to use our reasonable best efforts to cause the registration statement to become effective with the SEC and to conduct this exchange offer after the registration statement is declared effective. The form and terms of the exchange notes are substantially identical to the original notes except that the issuance of the exchange notes has been registered under the Securities Act and the transfer restrictions, registration rights and certain additional interest provisions relating to the original notes do not apply to the exchange notes, and certain differences exist between the original indenture governing the original notes and the Indenture governing the exchange notes. These differences are described below under the Caption “Description of the Exchange Notes—Comparison of the Differences between the Original Notes and the Exchange Notes.” Under the registration rights agreement, we may be required to make additional payments in the form of additional interest to the holders of the original notes under circumstances relating to the timing of the exchange offer. The registration rights agreement provides that we will be required to pay additional interest to the holders of the original notes if:

•	we do not file the exchange offer registration statement with the SEC on or prior to February 22, 2014;

•	the exchange offer registration statement has not been declared effective on or prior to March 24, 2014; or

•	the exchange offer is not consummated and no shelf registration statement is declared effective on or prior to April 23, 2014.

The exchange offer is not being made to holders of original notes in any jurisdiction where the exchange would not comply with the securities or blue sky laws of such jurisdiction. The registration rights agreement entered into in connection with the issuance of the original notes, dated August 26, 2013, is filed as an exhibit to our Current Report on Form 8-K filed with the SEC on August 28, 2013, which is incorporated by reference into this prospectus.

Terms of the Exchange Offer

Upon the terms and conditions described in this prospectus, we will accept for exchange original notes that are properly tendered on or before the expiration date and not withdrawn as permitted below. As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on     , 2013. However, if we, in our sole discretion, have extended the period of time for which the exchange offer is open, the term “expiration date” means the latest time and date to which we extended the exchange offer.

As of the date of this prospectus, $500,000,000 aggregate principal amount of the original notes is outstanding. The original notes were offered under the original indenture. This prospectus is first being sent on or about     , 2013 to all holders of original notes known to us. Our obligation to accept original notes for exchange in the exchange offer is subject to the conditions described under “—Conditions to the Exchange Offer.” We reserve the right to extend the period of time during which the exchange offer is open. We would then delay acceptance for exchange of any original notes by giving oral or written notice of an extension and delay to the holders of original notes as described below. During any extension period, all original notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any original notes not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer.

You may only exchange outstanding notes in denominations of $2,000 and higher integral multiples of $1,000.

We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified under “—Conditions to the Exchange Offer.” We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the original notes as promptly as practicable. We will notify you of any extension by means of a press release or other public announcement no later than 9:00 a.m., New York City time on the expiration date.

Our acceptance of the tender of original notes by a tendering holder will form a binding agreement upon the terms and subject to the conditions provided in this prospectus.

Procedures for Tendering

You may only tender your original notes by book-entry transfer of the original notes into the exchange agent’s account at the Depository Trust Company, or DTC. The tender to us of original notes by you, as set forth below, and our acceptance of the original notes will constitute a binding agreement between us and you, upon the terms and subject to the conditions set forth in this prospectus.

Except as described below, a tendering holder must, on or prior to the expiration date, transmit an agent’s message to the exchange agent at the address listed below under “—Exchange Agent.”

In addition, the exchange agent must receive timely confirmation of book-entry transfer of the original notes into the exchange agent’s account at the DTC, the book-entry transfer facility, along with the agent’s message. The term “agent’s message” means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer.

If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the original notes by causing DTC to transfer the original notes into the exchange agent’s account.

We will determine in our sole discretion all questions as to the validity, form and eligibility of original notes tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.

We reserve the right to reject any particular original note not properly tendered, or any acceptance that might, in our judgment or our counsel’s judgment, be unlawful. We also reserve the right to waive any conditions of the exchange offer as applicable to all original notes prior to the expiration date. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular original note prior to the expiration date. Our interpretation of the terms and conditions of the exchange offer as to any particular original note either before or after the expiration date shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within a reasonable period of time. None of us, the exchange agent or any other person will be under any duty to give notification of any defect or irregularity in any tender of original notes. Nor will we, the exchange agent or any other person incur any liability for failing to give notification of any defect or irregularity.

By tendering, each holder represents to us that:

•	the holder is not an affiliate of Windstream (as defined in Rule 405 under the Securities Act) or a broker-dealer tendering notes acquired directly from us for its own account;

•	the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not that person is the holder; and

•	neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes.

In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes.

However, each holder who is our “affiliate” (within the meaning of the Securities Act) who intends to participate in the exchange offer for the purpose of distributing the exchange notes or a broker-dealer (within the meaning of the Securities Act) that acquired original notes in a transaction other than as part of its trading or market-making activities and who has arranged or has an understanding with any person to participate in the distribution of the exchange notes:

•	will not be able to rely on the applicable interpretation by the staff of the SEC set forth in the applicable no-action letters;

•	will not be able to tender its original notes in the exchange offer; and

•
must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each broker or dealer that receives exchange notes for its own account in exchange for original notes, where the original notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. However, a broker-dealer may be a statutory underwriter. See “Plan of Distribution.”

Furthermore, any broker-dealer that acquired any of its original notes directly from us:

•
may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc. , SEC no-action letter (June 5, 1991), and Shearman & Sterling , SEC no-action letter (July 2, 1993); and

•	must also be named as a selling holder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

By delivering an agent’s message, a beneficial owner (whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee) or holder will be deemed to have irrevocably appointed the exchange agent as its agent and attorney-in-fact (with full knowledge that the exchange agent is also acting as an agent for us in connection with the exchange offer) with respect to the original notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest subject only to the right of withdrawal described in this prospectus), to receive for our account all benefits and otherwise exercise all rights of beneficial ownership of such original notes, in accordance with the terms and conditions of the exchange offer.

Each beneficial owner or holder will also be deemed to have represented and warranted to us that it has authority to tender, exchange, sell, assign and transfer the original notes it tenders and that, when the same are accepted for exchange, we will acquire good, marketable and unencumbered title to such original notes, free and clear of all liens, restrictions, charges and encumbrances, and that the original notes tendered are not subject to any adverse claims or proxies. Each beneficial owner and holder, by tendering its original notes, also agrees that it will comply with its obligations under the registration rights agreements.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all original notes properly tendered, unless we terminate the exchange offer because of the non-satisfaction of conditions. We will issue the exchange notes as soon as practicable after acceptance of the original notes. For purposes of the exchange offer, we will be deemed to have accepted properly tendered original notes for exchange when, as and if it has given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice. See “—Conditions to the Exchange Offer” below for a discussion of the conditions that must be satisfied before we accept any original notes for exchange.

For each original note accepted for exchange, the holder of the original note will receive an exchange note having a principal amount equal to that of the surrendered original note. The exchange notes will bear interest from the most recent date to which interest has been paid on the original notes. Accordingly, registered holders of exchange notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid on the original notes, from August 26, 2013. Original notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of original notes whose original notes are accepted for exchange will not receive any payment for accrued interest on the original notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the original notes.

In all cases, issuance of exchange notes for original notes will be made only after timely receipt by the exchange agent of an agent’s message and a timely confirmation of the book-entry transfer of the original notes, into the exchange agent’s account at DTC.

Unaccepted or non-exchanged original notes will be returned without expense to the tendering holder of the original notes. The non-exchanged original notes will be credited to an account maintained with the DTC, as promptly as practicable after the expiration of the exchange offer.

Book-Entry Transfer

The exchange agent will make a request to establish an account for the original notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems must make book-entry delivery of original notes by causing DTC to transfer those original notes into the exchange agent’s account at DTC in accordance with DTC’s procedure for transfer. This participant should transmit its acceptance to DTC on or prior to the expiration date. DTC will verify this acceptance, execute a book-entry transfer of the tendered original notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The transmission of the original notes and agent’s message to DTC and delivery by DTC to and receipt by the exchange agent of the related agent’s message will be deemed to be a valid tender.

Exchanging Book-Entry Notes

The exchange agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility Automated Tender Offer Program, or ATOP, procedures to tender original notes. Any participant in the book-entry transfer facility may make book-entry delivery of original notes by causing the book-entry transfer facility to transfer such original notes into the exchange agent’s account in accordance with the book-entry transfer facility’s ATOP procedures for transfer. However, the exchange for the original notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of original notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message. The term “agent’s message” means a message, transmitted by the book-entry transfer facility and received by the exchange agent and forming part of a book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgment from a participant tendering original notes that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the exchange offer as described in this prospectus, and that we may enforce such terms against such participant.

Withdrawal Rights

Tenders of original notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal of a tender of original notes to be effective, the exchange agent must receive a valid withdrawal request through ATOP from the tendering DTC participant before the expiration date. Any such request for withdrawal must include the VOI number of the tender to be withdrawn and the name of the ultimate beneficial owner of the related original notes in order that such bonds may be withdrawn.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Any original notes so withdrawn will be deemed not to have been validly tendered for exchange. No exchange notes will be issued unless the original notes so withdrawn are validly re-tendered. Any original notes that have been tendered for exchange, but which are not exchanged for any reason, will be returned to the tendering holder without cost to the holder. The original notes will be credited to an account maintained with DTC for the original notes. The original notes will be credited to the DTC account as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be re-tendered by following the procedures described under the heading “—Procedures for Tendering” above at any time on or before 5:00 p.m., New York City time, on the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes, and may terminate or amend the exchange offer, if at any time prior to the expiration date any of the following events occurs:

•
there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer; or

•	a change in applicable law prohibits the consummation of such exchange offer; or

•
any change, or any development involving a prospective change, has occurred or been threatened in our business,financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the original notes or the exchange notes, which in our reasonable judgment in any case makes it inadvisable to proceed with the exchange offer and about which change or development it makes a public announcement.

All conditions will be deemed satisfied or waived prior to the expiration date, unless we assert them prior to the expiration date. The foregoing conditions to the exchange offer are for our sole benefit and we may prior to the expiration date assert them regardless of the circumstances giving rise to any of these conditions, or we may prior to the expiration date waive them in whole or in part in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right.

In addition, we will not accept for exchange any original notes tendered, and no exchange notes will be issued in exchange for any original notes, if at this time any stop order is threatened or in effect relating to the registration statement of which this prospectus constitutes a part. We are required to make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment.

Exchange Agent

We have appointed U.S. Bank National Association as the exchange agent for the exchange offer. You should direct questions and requests for assistance and requests for additional copies of this prospectus to the exchange agent addressed as follows:

Delivery To:

U.S. Bank National Association
By Hand, Registered or Certified Mail, or Overnight Courier:
U.S. Bank National Association
Attention: Specialized Finance
60 Livingston Avenue
Mail Station—EP-MN-W52N
St. Paul, Minnesota 55107-2292

By Facsimile: (651) 495-8158
Confirm By Telephone: (800) 934-6802

All other questions should be addressed to Windstream Corporation, 4001 Rodney Parham Road, Little Rock, Arkansas, 72212-2442, attention John P. Fletcher, Esq.

Fees and Expenses

The principal solicitation is being made by mail by the exchange agent. Additional solicitation may be made by telephone, facsimile or in person by our officers and regular employees and by persons so engaged by the exchange agent.

We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the trustee under the Indenture, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Accounting Treatment

We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expense of the exchange offer over the term of the exchange notes in accordance with accounting principles generally accepted in the United States of America.

Transfer Taxes

We will pay any transfer taxes in connection with the exchange of original notes for exchange notes in the exchange offer unless you instruct us to register exchange notes in the name of, or request any original notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax.

Appraisal Rights

You will not have dissenters’ rights or appraisal rights in connection with the exchange offer.

Consequences of Exchanging or Failing to Exchange the Original Notes

Holders of original notes who do not exchange their original notes for exchange notes in the exchange offer will continue to be subject to the provisions in the original indenture regarding transfer and exchange of the original notes and the restrictions on transfer of the original notes as described in the legend on the original notes as a consequence of the issuance of the original notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the original notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Original note holders that do not exchange original notes for exchange notes in the exchange offer will no longer have any registration rights with respect to such notes.

Based on existing interpretations of the Securities Act by the SEC’s staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of exchange notes, as set forth below. However, any purchaser of exchange notes who is one of our “affiliates” (as defined in Rule 405 under the Securities Act) or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

•	will not be able to rely on the applicable interpretation of the staff of the SEC;

•	will not be able to tender its original notes in the exchange offer; and

•
must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements. See “Plan of Distribution.”

We do not intend to seek our own interpretation regarding the exchange offer and there can be no assurance that the SEC’s staff would make a similar determination with respect to the exchange notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

DESCRIPTION OF THE EXCHANGE NOTES

General

In this description, the word “Windstream” refers only to Windstream Corporation and not to any of its subsidiaries or its parent corporation. In this description, the $500,000,000 aggregate principal amount of Windstream’s registered 7.75% Senior Notes due 2021 exchanged for the original notes are referred to as the “exchange notes”. Windstream issued the original notes under the original indenture dated as of August 26, 2013 (the “Issue Date”) and will issue the exchange notes under the Indenture dated as of March 28, 2011.

In 2011, Windstream issued $450.0 million aggregate principal amount of its 7.75% Senior Notes due 2021 (the “existing notes”) under the Indenture. The terms of the exchange notes are identical in all material respects to the terms of the existing notes, except that interest will accrue on the exchange notes beginning on the Issue Date, and will be treated as a single class for all purposes under the Indenture.

As used in this “Description of the Exchange Notes” only, unless the context otherwise requires, the term “note” or “notes” refers to the exchange notes. The terms of the exchange notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The following description is a summary of the material provisions of the Indenture and the exchange notes. It does not restate those agreements in their entirety and is qualified in its entirety by reference to the provisions of the Indenture and the exchange notes, including the definitions therein of certain terms. A copy of the Indenture has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on March 30, 2011. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the exchange notes. You can find the definitions of some of the terms used in this description below under the caption “—Certain Definitions.” The defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the Indenture.

The registered holder of an exchange note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Brief Description of the Exchange Notes

The exchange notes:

•	will be general unsecured obligations of Windstream;

•
will be effectively subordinated to all existing and future secured Indebtedness of Windstream, including Indebtedness under the Credit Agreement, to the extent of the assets securing such Indebtedness, and to all existing and future liabilities of Windstream’s subsidiaries that are not Guarantors, to the extent of the assets of such subsidiaries;

•	will be pari passu in right of payment with all existing and future unsecured, unsubordinated Indebtedness of Windstream;

•	will be senior in right of payment to any future subordinated Indebtedness of Windstream; and

•	will be guaranteed by the Guarantors.

As of September 30, 2013, we had approximately $8.8 billion of consolidated indebtedness outstanding, approximately $3.4 billion of which was secured indebtedness.

Currently, all of Windstream’s subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” Windstream is permitted to designate certain of its subsidiaries as “Unrestricted Subsidiaries.”

Any Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture and will not guarantee the exchange notes. Only those Restricted Subsidiaries of Windstream that guarantee any

Indebtedness under the Credit Agreement will be Guarantors.

Comparison of the Differences between the Original Notes and the Exchange Notes

The form and terms of the exchange notes are substantially identical to the original notes except that the issuance of the exchange notes has been registered under the Securities Act and the transfer restrictions, registration rights and certain additional interest provisions relating to the original notes do not apply to the exchange notes. In addition, the following differences exist between the original indenture governing the original notes and the Indenture governing the exchange notes:

•
The original indenture expressly excludes the Holding Company Formation from the definition of “Change of Control Triggering Event,” while the Indenture governing the exchange notes contains no such exclusion.

•
The Ratings Decline Period (the period after a Change of Control during which a credit rating downgrade would cause a Change of Control Triggering Event) in the original indenture is 30 days following a Change of Control, while the Ratings Decline Period in the Indenture is 60 days following a Change of Control.

•
Negative covenants in the indentures generally prohibit Windstream from incurring indebtedness unless after giving effect to the incurrence of indebtedness, Windstream’s Consolidated Leverage Ratio is less than 4.50 to 1.00 or unless the indebtedness constitutes “Permitted Debt.” The original indenture defines “Permitted Debt” to include indebtedness in an aggregate amount not to exceed $4.0 billion. The Indenture defines “Permitted Debt” to include indebtedness in an aggregate amount not to exceed $2.8 billion.

Principal, Maturity and Interest

The Indenture provides for the issuance of notes in an unlimited principal amount. We may issue additional notes (the “Additional Notes”) from time to time. Any offering of Additional Notes is subject to the covenant described below under the caption “Certain Covenants—Incurrence of Indebtedness.” The exchange notes constitute Additional Notes under the Indenture. The notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that the Additional Notes may be issued at different prices from the issue price of the existing notes and the exchange notes. The exchange notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The exchange notes will mature on October 1, 2021.

Interest on the notes will accrue at the applicable rate of 7.75% per annum and be payable semi-annually in arrears on April 1 and October 1, commencing on October 1, 2013, to the Holders of record on the immediately preceding March 15 and September 15, respectively.

Interest on the exchange notes will accrue from the Issue Date or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Exchange Notes

If a Holder has given wire transfer instructions to Windstream, Windstream will pay all principal, interest and premium, if any, on that Holder’s exchange notes in accordance with those instructions. All other payments on exchange notes will be made at the office or agency of the Paying Agent and Registrar within the United States of America unless Windstream elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Exchange Notes

The Trustee will initially act as Paying Agent and Registrar for the exchange notes. Windstream may change the Paying Agent or Registrar without prior notice to the Holders, and Windstream or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Windstream may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Windstream is not required to transfer or exchange any note selected for redemption. Also, Windstream is not required to transfer or exchange any note for a period of 15 days before the mailing of a notice of redemption of notes to be redeemed.

The registered Holder of an exchange note will be treated as the owner of it for all purposes.

Note Guarantees

The exchange notes will initially be guaranteed, jointly and severally, by each Restricted Subsidiary of Windstream that guarantees any Indebtedness under the Credit Agreement. Many of our regulated Subsidiaries will not Guarantee Indebtedness under the Credit Agreement. Each Note Guarantee:

•	will be a general unsecured obligation of the Guarantor;

•	will be effectively subordinated to all existing and future secured Indebtedness of the Guarantor, including the Guarantee of the Guarantor under the Credit Agreement;

•	will be pari passu in right of payment with all existing and future unsecured, unsubordinated Indebtedness of the Guarantor; and

•	will be senior in right of payment to any future subordinated Indebtedness of the Guarantor.

The obligations of each Guarantor under its Note Guarantee is limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law, but it is uncertain whether such provision would be effective to prevent a Note Guarantee from constituting a fraudulent conveyance under applicable law. Fraudulent conveyance laws may void the Notes and/or the guarantees or subordinate the Notes and/or the guarantees. See “Risk Factors—Risks Related to the Exchange Notes—.”

In the event that any of Windstream’s Restricted Subsidiaries that are not Guarantors guarantee certain other debt, they will be required to guarantee the exchange notes. See “—Certain Covenants—Guarantees.”

Optional Redemption

At any time prior to October 1, 2016, Windstream may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest to the date of redemption.

At any time on or after October 1, 2016, Windstream may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

Year	Percentage
2016	103.875%
2017	102.583%
2018	101.292%
2019 and thereafter	100.000%

At any time prior to October 1, 2014, Windstream may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price of 107.750% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(i)
at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) must remain outstanding immediately after the occurrence of such redemption (excluding Notes held by Windstream or its Subsidiaries); and

(ii)	the redemption must occur within 90 days of the date of the closing of such Equity Offering.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption as follows:

(1) if the notes are listed on any national securities exchange, in compliance with the requirements of such principal national securities exchange; or

(2) if the notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee will deem fair and appropriate.
No notes of $2,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Mandatory Redemption

Windstream is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control Triggering Event occurs, each Holder of notes will have the right to require Windstream to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s notes pursuant to an offer, or a Change of Control Offer, on the terms set forth in the Indenture. In the Change of Control Offer, Windstream will offer payment (a “Change of Control Payment”) in cash equal to not less than 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, thereon, to the date of repurchase, or the Change of Control Payment Date. No later than 30 days following any Change of Control Triggering Event (unless Windstream has exercised its right to redeem the notes as described under “—Optional Redemption”), Windstream will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in such notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. Windstream will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, Windstream will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

On the Change of Control Payment Date, Windstream will, to the extent lawful:

(1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions thereof being purchased by Windstream.

The Paying Agent will promptly mail or wire transfer to each Holder of notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the notes surrendered, if any, provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000.

Windstream will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Credit Agreement limits Windstream’s ability to purchase any notes, and also provides that certain change of control events with respect to Windstream would constitute a default under the Credit Agreement. Windstream’s existing notes also provide that certain change of control events will require the notes to be repurchased. Any future credit agreements or other similar agreements to which Windstream or its subsidiaries become party may contain similar restrictions and provisions. In the event a Change of Control Triggering Event occurs at a time when Windstream is prohibited from purchasing notes, Windstream could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Windstream does not obtain such a consent or repay such borrowings, Windstream will remain prohibited from purchasing notes. In such case, Windstream’s failure to purchase tendered notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such other agreements.

The provisions described above that require Windstream to make a Change of Control Offer following a Change of Control Triggering Event will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, the Indenture does not contain provisions that permit the Holders of the notes to require that Windstream repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Windstream will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Windstream and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

The definition of Change of Control Triggering Event includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Windstream and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require Windstream to repurchase such notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of Windstream and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

Windstream will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Windstream (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration therefor received by Windstream or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination of both. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities (as shown on Windstream’s or such Restricted Subsidiary’s most recent balance sheet) of Windstream or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the notes or any Note Guarantee and liabilities to the extent owed to Windstream or any Subsidiary of Windstream) that are assumed by the transferee of any such assets or Equity Interests pursuant to a written assignment and assumption agreement that releases Windstream or such Restricted Subsidiary from further liability therefor;

(b) any securities, notes or other obligations received by Windstream or any such Restricted Subsidiary from such transferee that are converted by Windstream or such Restricted Subsidiary into Cash Equivalents or Replacement Assets within 180 days of the receipt thereof (to the extent of the Cash Equivalents or Replacement Assets received in that conversion);

(c) any Designated Noncash Consideration received by Windstream or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) 1.5% of Total Assets and (y) $100.0 million (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Within 365 days after the receipt by Windstream or any of its Restricted Subsidiaries of any Net Proceeds from an Asset Sale, Windstream or such Restricted Subsidiary may apply such Net Proceeds at its option:

(1) to repay (x) Indebtedness secured by assets of Windstream or its Restricted Subsidiaries (to the extent of the value of the assets securing such Indebtedness), (y) Obligations under the Credit Agreement or (z) Indebtedness of a Restricted Subsidiary of Windstream that is not a Guarantor (to the extent of the value of the assets of such Restricted Subsidiary); or

(2) to purchase Replacement Assets.

Pending the final application of any such Net Proceeds, Windstream or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

On the 366th day after an Asset Sale or such earlier date, if any, as Windstream determines not to apply the Net Proceeds relating to such Asset Sale as set forth in the preceding paragraph (each such date being referred as an Excess Proceeds Trigger Date), such aggregate amount of Net Proceeds that has not been applied on or before the Excess Proceeds Trigger Date as permitted in the preceding paragraph, or the Excess Proceeds, will be applied by Windstream to make an offer, or an Asset Sale Offer, to all Holders of notes and all holders of other Indebtedness that is pari passu with the notes or any Note Guarantee containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the notes and such other pari passu Indebtedness plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash.

Windstream may defer the Asset Sale Offer until there are aggregate unutilized Excess Proceeds equal to or in excess of $30.0 million resulting from one or more Asset Sales, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $30.0 million) will be applied as provided in the preceding paragraph. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Windstream and its Restricted Subsidiaries may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the notes and such other pari passu Indebtedness will be purchased on a pro rata basis based on the principal amount of notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the Excess Proceeds subject to such Asset Sale will no longer be deemed to be Excess Proceeds.

Windstream will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, Windstream will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

The Credit Agreement limits Windstream’s ability to purchase any notes, and also provides that certain asset sale events with respect to Windstream would constitute a default under the Credit Agreement. Any future credit agreements or other similar agreements to which Windstream becomes party may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when Windstream is prohibited from purchasing notes, Windstream could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Windstream does not obtain such a consent or repay such borrowings, Windstream will remain prohibited from purchasing notes. In such case, Windstream’s failure to purchase tendered notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such other agreements.

Certain Covenants

Restricted Payments

(A) Windstream will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay (without duplication) any dividend or make any other payment or distribution on account of Windstream’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Windstream or any of its Restricted Subsidiaries) or to the direct or indirect holders of Windstream’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of Windstream or (y) to Windstream or a Restricted Subsidiary of Windstream);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Windstream or any of its Restricted Subsidiaries) any Equity Interests of Windstream or any Restricted Subsidiary thereof held by Persons other than Windstream or any of its Restricted Subsidiaries;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt, except (a) a payment of interest or principal at the Stated Maturity thereof or (b) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition; or

(4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as Restricted Payments), unless, at the time of and after giving effect to such Restricted Payment:

(a) no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof;

(b) Windstream would, after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—

Incurrence of Indebtedness”; and

(c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Windstream and its Restricted Subsidiaries on or after July 17, 2006 (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (8), (9) (only in connection with any calculation made for purposes of making a Restricted Payment on or prior to July 17, 2007; any payments made under such clause (9), even prior to such date, will be included as Restricted Payments for purposes of making any calculation after such date), (10) and (11) of the next succeeding paragraph (B)), is less than the sum, without duplication, of:

(i) an amount equal to Windstream’s Consolidated Cash Flow for the period (taken as one accounting period) from October 1, 2006 to the end of Windstream’s most recently ended fiscal quarter for which internal financial statements are available, or the Basket Period, less 1.4 times Windstream’s Fixed Charges for the Basket Period, plus

(ii) 100% of the aggregate net cash proceeds received by Windstream after July 17, 2006 as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of Windstream or from the Incurrence of Indebtedness (including the issuance of Disqualified Stock) of Windstream or any of its Restricted Subsidiaries that has been converted into or exchanged for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of Windstream and except to the extent converted into or exchanged for Disqualified Stock), plus

(iii) with respect to Restricted Investments made by Windstream and its Restricted Subsidiaries after July 17, 2006 pursuant to this paragraph (A), (i) the aggregate amount of cash equal to the return from such Restricted Investments in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to Windstream or any Restricted Subsidiary or from the net proceeds received in cash, from the sale of any such Restricted Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income) or (ii) in the case of redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, the Fair Market Value of the Restricted Investments therein at the time of such redesignation.

(B) The preceding provisions will not prohibit, so long as, in the case of clauses (5), (7) and (8) below, no Default has occurred and is continuing or would be caused thereby:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

(2) the payment of any dividend or other distribution by a Restricted Subsidiary of Windstream to the holders of its Equity Interests on a pro rata basis;

(3) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of a contribution to the common equity of Windstream or a substantially concurrent sale (other than to a Subsidiary of Windstream) of, Equity Interests (other than Disqualified Stock) of Windstream; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph (A);

(4) the defeasance, redemption, repurchase or other acquisition of Indebtedness subordinated to the notes or the Note Guarantees with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness;

(5) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of Windstream or any Preferred Stock of its Restricted Subsidiaries issued or incurred in accordance with the covenant entitled “—Incurrence of Indebtedness”;

(6) the repurchase of Equity Interests deemed to occur upon the exercise of options or warrants to the extent that such Equity Interests represent all or a portion of the exercise price thereof;

(7) the repurchase of Equity Interests of Windstream constituting fractional shares in an aggregate amount since July 17, 2006 not to exceed $300,000;

(8) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Windstream or any of its Restricted Subsidiaries held by any current or former employee, consultant or director of Windstream or any of its Restricted Subsidiaries pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any fiscal year will not exceed the sum of:

(a) $20.0 million, with unused amounts pursuant to this subclause (a) being carried over to succeeding fiscal years; plus

(b) the aggregate net cash proceeds received by Windstream since July 17, 2006 as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of Windstream to any current or former employee, consultant or director of Windstream or any of its Restricted Subsidiaries; provided that the amount of any such net cash proceeds that are used to permit a repurchase, redemption or other acquisition under this subclause (b) will be excluded from clause (3)(b) of the preceding paragraph (A);

(9) dividends paid by Windstream on its Common Stock in an amount not to exceed $237.5 million in the aggregate for the first two quarterly dividend payments immediately following July 17, 2006 and any dividend declared by Valor prior to July 17, 2006 and paid thereafter;

(10) the repurchase of any Subordinated Debt at a purchase price not greater than 101% of the principal amount thereof in the event of (x) a change of control pursuant to a provision no more favorable to the holders thereof than the provision described under the caption of “—Repurchase at the Option of Holders—Change of Control” or (y) an Asset Sale pursuant to a provision no more favorable to the holders thereof than the provision described under the caption of “—Repurchase at the Option of Holders—Asset Sales,” provided that, in each case, prior to the repurchase, Windstream has made a Change of Control Offer or Asset Sale Offer, as the case may be, and repurchased all Notes issued under the Indenture that were validly tendered for payment in connection therewith; and

(11) Restricted Payments made on July 17, 2006 as part of the Transactions, as described in the offering memorandum dated June 28, 2006; and

(12) other Restricted Payments in an aggregate amount not to exceed $50.0 million.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by Windstream or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, Windstream will deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any opinion or appraisal required by the Indenture.

For the purposes of this covenant, any payment made on or after July 17, 2006, but prior to the Issue Date, shall be deemed to be a “Restricted Payment” to the extent that such payment would have been a Restricted Payment had the Indenture been in effect at the time of such payment (and, to the extent that such Restricted Payment was permitted by clauses (1) through (12) above, such Restricted Payment may be deemed by Windstream to have been made pursuant to such clause).

Incurrence of Indebtedness

Windstream will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness; provided, however, that Windstream or any of its Restricted Subsidiaries that are Guarantors may

Incur Indebtedness, if Windstream’s Consolidated Leverage Ratio at the time of the Incurrence of such additional Indebtedness, and after giving effect thereto, is less than 4.50 to 1.

The first paragraph of this covenant will not prohibit the Incurrence of any of the following items of Indebtedness (collectively referred to as “Permitted Debt”):

(1) the Incurrence by Windstream or any of its Restricted Subsidiaries of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding pursuant to this clause (1) not to exceed $2.8 billion, less the aggregate amount of all Net Proceeds of Asset Sales applied by Windstream or any Restricted Subsidiary thereof to permanently repay any such Indebtedness pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(2) the Incurrence of Existing Indebtedness;

(3) the Incurrence by Windstream of Indebtedness represented by the notes to be issued on the Issue Date and Guarantees of notes (including Additional Notes) by the Guarantors;

(4) the Incurrence by Windstream or any Restricted Subsidiary thereof of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property (real or personal), plant or equipment used in the business of Windstream or such Restricted Subsidiary (whether through the direct acquisition of such assets or the acquisition of Equity Interests of any Person owning such assets), in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (4), not to exceed the greater of (x) 3.0% of Total Assets and (y) $250.0 million;

(5) the Incurrence by Windstream or any Restricted Subsidiary thereof of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be Incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (14) or (15) of this paragraph;

(6) the Incurrence by Windstream or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by Windstream or any of its Restricted Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Windstream or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Windstream or a Restricted Subsidiary thereof, will be deemed, in each case, to constitute an Incurrence of such Indebtedness by Windstream or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the Guarantee by Windstream or any of its Restricted Subsidiaries of Indebtedness of Windstream or a Restricted Subsidiary thereof that was permitted to be Incurred by another provision of this covenant;

(8) the Incurrence by Windstream or any of its Restricted Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;

(9) the Incurrence by Windstream or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Windstream or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by Windstream or any Restricted Subsidiary thereof in connection with such disposition;

(10) the Incurrence by Windstream or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(11) the Incurrence by Windstream or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit in respect of workers’ compensation claims or self-insurance obligations or bid, performance, appeal or surety bonds (in each case other than for an obligation for borrowed money);

(12) the Incurrence by Windstream or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided that, upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

(13) the Incurrence by Windstream or any Guarantor of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the notes;

(14) the Incurrence of Acquired Debt, provided that after giving effect to the Incurrence thereof, Windstream could Incur at least $1.00 of Indebtedness under the Consolidated Leverage Ratio set forth in the first paragraph above; and

(15) the Incurrence by Windstream or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (15), not to exceed $250.0 million.

For purposes of determining compliance with this covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be Incurred pursuant to the first paragraph of this covenant, Windstream will be permitted to classify such item of Indebtedness at the time of its Incurrence in any manner that complies with this covenant; provided that any refinancing, or a Credit Facility Refinancing, of amounts Incurred in reliance on the exception provided by clause (1) of the definition of Permitted Debt will be deemed to have been Incurred in reliance on such clause (1). Indebtedness under the Credit Agreement outstanding on the Issue Date will be deemed to have been Incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. Additionally, all or any portion of any item of Indebtedness (other than Indebtedness under the Credit Agreement Incurred on the Issue Date and Credit Facility Refinancings, which at all times shall be deemed to have been Incurred under clause (1) above) may later be reclassified as having been Incurred pursuant to the first paragraph of this covenant or under any clause of Permitted Debt so long as such Indebtedness is permitted to be Incurred pursuant to such provision at the time of reclassification.

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that may be Incurred pursuant to this covenant will not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

Windstream will not Incur any Indebtedness that is contractually subordinate in right of payment to any other Indebtedness of Windstream unless it is contractually subordinate in right of payment to the notes to the same extent. No Guarantor will Incur any Indebtedness that is contractually subordinate in right of payment to any other Indebtedness of such Guarantor unless it is contractually subordinate in right of payment to such Guarantor’s Note Guarantee to the same extent. For purposes of the foregoing, no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Windstream or any Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect thereof or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Liens

Windstream will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness (other than

Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the notes are secured on an equal and ratable basis with the obligations so secured (or, in the case of Indebtedness subordinated to the notes or the related Note Guarantees, prior or senior thereto, with the same relative priority as the notes will have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.

 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Windstream will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to Windstream or any of its Restricted Subsidiaries or pay any liabilities owed to Windstream or any of its Restricted Subsidiaries;

(b) make loans or advances to Windstream or any of its Restricted Subsidiaries; or

(c) transfer any of its properties or assets to Windstream or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions:

(1) existing under, by reason of or with respect to the Credit Agreement, Existing Indebtedness or any other agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are, in the good faith judgment of Windstream’s Board of Directors, no more restrictive, taken as a whole, than those contained in the Credit Agreement, Existing Indebtedness or such other agreements, as the case may be, as in effect on the Issue Date;

(2) set forth in the Indenture, the notes and the Note Guarantees;

(3) existing under, by reason of or with respect to applicable law, rule, regulation or order;

(4) with respect to any Person or the property or assets of a Person acquired by Windstream or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the acquisition;

(5) in the case of clause (c) of the first paragraph of this covenant:

(a)	that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(b)
existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Windstream or any Restricted Subsidiary thereof not otherwise prohibited by the Indenture,

(c)	purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired, or

(d)
arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Windstream or any

Restricted Subsidiary thereof in any manner material to Windstream or any Restricted Subsidiary thereof;

(6) existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;

(7) on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(8) existing under, by reason of or with respect to Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) existing under, by reason of or with respect to provisions with respect to the disposition or distribution of assets or property, in each case contained in joint venture agreements, limited liability company agreements and other similar agreements and which Windstream’s Board of Directors determines will not adversely affect Windstream’s ability to make payments of principal or interest payments on the notes; and

(10) existing under, by reason of or with respect to Indebtedness of any Guarantor; provided that Windstream’s Board of Directors determines in good faith at the time such encumbrances or restrictions are created that they do not adversely affect Windstream’s ability to make payments of principal or interest payments on the notes.

Merger, Consolidation or Sale of Assets

Windstream will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Windstream is the surviving Person) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of Windstream and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) Windstream is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Windstream) or to which such sale, assignment, transfer, conveyance or other disposition will have been made (i) is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia ( provided that, if the Person formed by or surviving such consolidation or merger, or the transferee of such properties or assets, is a limited liability company, then there shall be a Restricted Subsidiary of such Person which shall be a corporation organized in the jurisdictions permitted by this clause (1) and a co-obligor of the notes) and (ii) assumes all the obligations of Windstream under the notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(2) immediately after giving effect to such transaction, no Default or Event of Default exists;

(3) immediately after giving effect to such transaction on a pro forma basis, Windstream or the Person formed by or surviving any such consolidation or merger (if other than Windstream), or to which such sale, assignment, transfer, conveyance or other disposition will have been made, will either (x) be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness” or (y) have a Consolidated Leverage Ratio that is lower than the Consolidated Leverage Ratio of Windstream immediately prior to such transaction; and

(4) each Guarantor, unless such Guarantor is the Person with which Windstream has entered into a transaction under this covenant, will have by amendment to its Note Guarantee confirmed that its Note Guarantee will apply to the obligations of Windstream or the surviving Person in accordance with the notes and the Indenture.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of Windstream in accordance with this covenant, the successor Person formed by such consolidation or into or with which Windstream is merged or to which such sale, assignment, transfer, conveyance or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of the Indenture referring to Windstream will refer instead to the successor person and not to Windstream), and may exercise every right and power of, Windstream under the Indenture with the same effect as if such successor Person had been named as Windstream in the Indenture. In the event of any such transfer (other than any transfer by way of lease), the predecessor will be released and discharged from all liabilities and obligations in respect of the notes and the Indenture and the predecessor may be dissolved, wound up or liquidated at any time thereafter.

In addition, Windstream and its Restricted Subsidiaries may not, directly or indirectly, lease all or substantially all of the properties or assets of Windstream and its Restricted Subsidiaries considered as one enterprise, in one or more related transactions, to any other Person.

Clauses (2) and (3) above of this covenant will not apply to:

•	any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among Windstream and any of its Restricted Subsidiaries; or

•	any transaction if, in the good faith determination of the Board of Directors of Windstream, the sole purpose of the transaction is to reincorporate Windstream in another state of the United States.

Transactions with Affiliates

Windstream will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate, or an “Affiliate Transaction,” unless:

(1) such Affiliate Transaction is on terms that are no less favorable to Windstream or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by Windstream or such Restricted Subsidiary with a Person that is not an Affiliate of Windstream or any of its Restricted Subsidiaries; and

(2) Windstream delivers to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of Windstream (if any); and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $100.0 million, an opinion as to the fairness to Windstream or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) transactions between or among Windstream and/or its Restricted Subsidiaries or any Person that will become a Restricted Subsidiary as part of any such transactions (but excluding any such transaction to the extent that any payments thereunder made by Windstream or any of its Restricted Subsidiaries to such Person are substantially concurrently paid by such Person to any other Affiliate of Windstream, except to the extent that any such transaction would not be prohibited by this covenant);

(2) payment of reasonable and customary fees to, and reasonable and customary indemnification and similar payments on behalf of, directors of Windstream;

(3) Permitted Investments and Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “—Restricted Payments”;

(4) any sale of Equity Interests (other than Disqualified Stock) of Windstream;

(5) transactions pursuant to agreements or arrangements in effect on the Issue Date, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not more disadvantageous to Windstream and its Restricted Subsidiaries than the original agreement or arrangement in existence on the Issue Date;

(6) any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by Windstream or any of its Restricted Subsidiaries with officers and employees of Windstream or any of its Restricted Subsidiaries and the payment of compensation to officers and employees of Windstream or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), so long as such agreement or payment has been approved by a majority of the disinterested members of the Board of Directors of Windstream;

(7) payments or loans to employees or consultants in the ordinary course of business which are approved by a majority of the disinterested members of the Board of Directors of Windstream in good faith;

(8) transactions with a Person that is an Affiliate of Windstream solely because Windstream, directly or indirectly, owns Equity Interests in, or controls, such Person; and

(9) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to Windstream and its Restricted Subsidiaries in the determination of a majority of the disinterested members of the Board of Directors or the senior management of Windstream, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of Windstream may designate any Restricted Subsidiary of Windstream to be an Unrestricted Subsidiary; provided that:

(1) any Guarantee by Windstream or any Restricted Subsidiary thereof of any Indebtedness of the Subsidiary being so designated will be deemed to be an Incurrence of Indebtedness by Windstream or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such Incurrence of Indebtedness would be permitted under the covenant described above under the caption “—Incurrence of Indebtedness”;

(2) the aggregate Fair Market Value of all outstanding Investments owned by Windstream and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by Windstream or any Restricted Subsidiary thereof of any Indebtedness of such Subsidiary) will be deemed to be a Restricted Investment made as of the time of such designation and that such Investment would be permitted under the covenant described above under the caption “—Restricted Payments”;

(3) the Subsidiary being so designated:

(a) is not party to any agreement, contract, arrangement or understanding with Windstream or any Restricted Subsidiary thereof unless either (i) such agreement, contract, arrangement or understanding is with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to Windstream and its Restricted Subsidiaries in the determination of a majority of the disinterested members of the Board of Directors or the senior management of Windstream, or (ii) the terms of any such agreement, contract, arrangement or understanding are no less favorable to Windstream or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Windstream;

(b) is a Person with respect to which neither Windstream nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(c) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Windstream or any of its Restricted Subsidiaries, except (i) to the extent such Guarantee or credit support would be released upon such designation or (ii) a pledge of the Equity Interests of the Unrestricted Subsidiary that is the obligor thereunder; and

(4) no Default or Event of Default would be in existence following such designation.

Any designation of a Restricted Subsidiary of Windstream as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in clause (3) above, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness, Investments, or Liens on the property, of such Subsidiary will be deemed to be Incurred or made by a Restricted Subsidiary of Windstream as of such date and, if such Indebtedness, Investments or Liens are not permitted to be Incurred or made as of such date under the Indenture, Windstream will be in default under the Indenture.

The Board of Directors of Windstream may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1) such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of Windstream of any outstanding Indebtedness (including any Non-Recourse Debt) of such Unrestricted Subsidiary and such designation will only be permitted if such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness”;

(2) all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such designation will only be permitted if such Investments would be permitted under the covenant described above under the caption “—Restricted Payments”;

(3) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the caption “—Liens”; and

(4) no Default or Event of Default would be in existence following such designation.

Sale and Leaseback Transactions

Windstream will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that Windstream or any Restricted Subsidiary thereof may enter into a Sale and Leaseback Transaction if:

(1) Windstream or such Restricted Subsidiary, as applicable, could have (a) Incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness” and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “—Certain Covenants—Liens” in which case such Indebtedness and Liens shall be deemed to have been so incurred;

(2) the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of that Sale and Leaseback Transaction; and

(3) the transfer of assets in that Sale and Leaseback Transaction is permitted by, and Windstream applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Guarantees

Windstream will not permit any of its Restricted Subsidiaries (other than any Insignificant Subsidiary), directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of Windstream or any Domestic Restricted Subsidiary unless such Restricted Subsidiary is a Guarantor or simultaneously executes and delivers to the Trustee an Opinion of Counsel and a supplemental indenture providing for the Guarantee of the payment of the notes by such Restricted Subsidiary, which Guarantee will be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Windstream or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

(b) such sale or other disposition or consolidation or merger complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

The Note Guarantee of a Guarantor will be released:

(1) in connection with any transaction permitted by the Indenture after which such Guarantor would no longer constitute a Restricted Subsidiary of Windstream, if the sale of Capital Stock, if any, complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(2) if Windstream properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary under the Indenture;

(3) upon satisfaction and discharge of the notes as set forth under “—Satisfaction and Discharge” or upon defeasance of the notes as set forth under “—Legal Defeasance and Covenant Defeasance”; or

(4) solely in the case of a Note Guarantee created pursuant to the first paragraph of this covenant, upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to this covenant, except a discharge or release by or as a result of payment under such Guarantee.

Business Activities

Windstream will not, and will not permit any Restricted Subsidiary thereof to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Windstream and its Restricted Subsidiaries taken as a whole.

Payments for Consent

Windstream will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Windstream will furnish to the Trustee and, upon request, to beneficial owners and prospective investors a copy of all of the information and reports referred to in clauses (1) and (2) below within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual financial information that is required to be contained in a filing with the SEC on Forms 10-Q and 10-K, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Windstream’s certified independent accountants; and

(2) all current reports that are required to be filed with the SEC on Form 8-K.

Whether or not required by the SEC, Windstream will comply with the periodic reporting requirements of the Exchange Act and will file the reports specified in the preceding paragraph with the SEC within the time periods specified above unless the SEC will not accept such a filing. Windstream agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Windstream’s filings for any reason, Windstream will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if Windstream were required to file those reports with the SEC.

If Windstream has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this covenant will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of Windstream and its Restricted Subsidiaries separate from the financial condition and results of operations of Windstream’s Unrestricted Subsidiaries.

In addition, Windstream and the Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Termination of Applicability of Certain Covenants if Notes Rated Investment Grade

Notwithstanding the foregoing, Windstream’s and its Restricted Subsidiaries’ obligations to comply with the provisions of the Indenture described above under the captions “—Repurchase at the Option of Holders— Asset Sales” and “—Certain Covenants” (except for the covenants described under the caption “—Certain Covenants—Liens,” “—Certain Covenants—Merger, Consolidation or Sale of Assets” (other than clause (3) of the first paragraph thereof), “—Certain Covenants—Sale and Leaseback Transactions,” “—Certain Covenants—Guarantees” and “—Certain Covenants—Reports”) will terminate with respect to the notes and cease to have any further effect from and after the first date when the notes are rated Investment Grade.

Events of Default and Remedies

Each of the following is an Event of Default with respect to the notes:

(1) default for 30 days in the payment when due of interest on the notes;

(2) default in payment when due (whether at maturity, upon acceleration, redemption, required repurchase or otherwise) of the principal of, or premium, if any, on the notes;

(3) failure by Windstream or any of its Restricted Subsidiaries to comply with the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4) failure by Windstream or any of its Restricted Subsidiaries for 30 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of notes then outstanding to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of

Control” or “—Repurchase at the Option of Holders—Asset Sales” (other than a failure to purchase notes in connection therewith, which shall constitute an Event of Default under clause (2) above);

(5) failure by Windstream or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of notes then outstanding to comply with any of the other agreements in the Indenture;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by Windstream or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by Windstream or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a) is caused by a failure to make any principal payment when due at the final maturity of such Indebtedness and prior to the expiration of any grace period provided in such Indebtedness on the date of such default, or a “Payment Default”; or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75.0 million or more;

(7) failure by Windstream or any of its Restricted Subsidiaries to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier that has the ability to perform) aggregating in excess of $75.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(8) except as permitted by the Indenture, any Note Guarantee with respect to the notes will be held in any judicial proceeding to be unenforceable or invalid or will cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, will deny or disaffirm its obligations under its Note Guarantee with respect to the notes; and

(9) certain events of bankruptcy or insolvency with respect to (i) Windstream or (ii) any Significant Subsidiary of Windstream (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary).

In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to (i) Windstream or (ii) any Significant Subsidiary of Windstream (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary), all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately by notice in writing to Windstream specifying the Event of Default. Upon such declaration, the notes, together with accrued and unpaid interest, shall become due and payable immediately.

In the event of a declaration of acceleration of the notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (6) above, the declaration of acceleration of the notes will be automatically annulled if the holders of all Indebtedness described in clause (6) above have rescinded the declaration of acceleration in respect of such Indebtedness within 30 Business Days of the date of such declaration, and if the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction, and all existing Events of Default, except non-payment of principal or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived.

Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the notes. The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to the notes. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of notes. A Holder may not pursue any remedy with respect to the Indenture or the notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium or Additional Interest, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the notes, which right will not be impaired or affected without the consent of the Holder.

In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of Windstream or any of its Restricted Subsidiaries with the intention of avoiding payment of the premium that Windstream would have had to pay if Windstream then had elected to redeem the notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes.

Windstream is required to deliver to the Trustee annually within 120 days after the end of each fiscal year a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, Windstream is required to deliver to the Trustee, within 30 days after the occurrence thereof, a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, manager or partner of Windstream or any Guarantor, as such, will have any liability for any obligations of Windstream or the Guarantors under the notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of exchange notes by accepting an exchange note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the exchange notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

Windstream may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees related to the notes, described as “Legal Defeasance,” except for:

(1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on such notes when such payments are due from the trust referred to below;

(2) Windstream’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and Windstream’s and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, Windstream may, at its option and at any time, elect to have the obligations of Windstream and the Guarantors released with respect to certain covenants that are described in the Indenture, described as “Covenant Defeasance,” and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute Events of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) Windstream must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be, and Windstream must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, Windstream will have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) Windstream has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, Windstream will have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default will have occurred and be continuing either: (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123 rd day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which Windstream or any of its Restricted Subsidiaries is a party or by which Windstream or any of its Restricted Subsidiaries is bound;

(6) Windstream must have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of Windstream or any Guarantor between the date of deposit and the 123 rd day following the deposit and assuming that no Holder is an “insider” of Windstream under applicable bankruptcy law, after the 123 rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, including Section 547 of the United States Bankruptcy Code and Section 15 of the New York Debtor and Creditor Law;

(7) Windstream must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by Windstream with the intent of preferring the Holders over the other creditors of Windstream with the intent of defeating, hindering, delaying or defrauding creditors of Windstream or others;

(8) if the notes are to be redeemed prior to their Stated Maturity, Windstream must deliver to the Trustee irrevocable instructions to redeem all of the notes on the specified redemption date; and

(9) Windstream must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent (other than the expiration of the 123-day period referred to above) relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the Indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

(1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the notes (other than the provisions relating to the covenants described under the caption “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest, or premium, if any, on, the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than U.S. dollars;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium, if any, on, the notes;

(7) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture;

(8) impair the right to institute suit for the enforcement of any payment on or with respect to the notes or the Note Guarantees;

(9) amend, change or modify the obligation of Windstream to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the covenant described under the caption “Repurchase at the Option of Holders—Asset Sales” after the obligation to make such Asset Sale Offer has arisen, or the obligation of Windstream to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event in accordance with the covenant described under the caption “Repurchase at the Option of Holders—Change of Control” after such Change of Control Triggering Event has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(10) except as otherwise permitted under the covenants described under the captions “—Certain Covenants—Merger, Consolidation and Sale of Assets” and “—Certain Covenants—Guarantees,” consent to the assignment or transfer by Windstream or any Guarantor of any of their rights or obligations under the Indenture;

(11) amend or modify any of the provisions of the Indenture or the related definitions affecting the ranking of the notes or any Note Guarantee in any manner adverse to the Holders of the notes or any Note Guarantee; or

(12) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder of notes, Windstream, the Guarantors and the Trustee may amend or supplement the Indenture or the notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of Windstream’s or any Guarantor’s obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of Windstream’s or such Guarantor’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) to comply with the provisions described under “—Certain Covenants—Guarantees”;

(7) to evidence and provide for the acceptance of appointment by a successor Trustee;

(8) to provide for the issuance of Additional Notes in accordance with the Indenture; or

(9) conform the text of the Indenture or the notes to any provision of this “Description of the Exchange Notes” to the extent that such provision of the Indenture or the notes was intended to conform to the text of this “Description of the Exchange Notes.”

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to Windstream) have been delivered to the Trustee for cancellation; or

(b) all notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Windstream or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default will have occurred and be continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Windstream or any Guarantor is a party or by which Windstream or any Guarantor is bound;

(3) Windstream or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4) Windstream has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, Windstream must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the Trustee becomes a creditor of Windstream or any Guarantor, the Indenture and the Trust Indenture Act limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that in case an Event of Default will occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of notes, unless such Holder will have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

Except as set forth below, exchange notes will be issued in the form of one or more global securities, or the “Global Exchange Notes.” The Global Exchange Notes will be issued in fully-registered book form without interest coupons that will be deposited upon issuance with the trustee under the Indenture and registered in the name of DTC or its nominee. Exchange notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Except as set forth below, the Global Exchange Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Exchange Notes may not be exchanged for exchange notes in certificated form, except in the circumstances described below. See “—Exchange of Global Exchange Notes for Certificated Exchange Notes.” In addition, transfers of beneficial interests in the Global Exchange Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time. The exchange notes may be presented for registration of transfer and exchange at the Corporate Trust Office of the trustee.

Depositary Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Windstream takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised Windstream that DTC is a limited-purpose trust company created to hold securities for its participating organizations, collectively, the “Participants,” and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly collectively, the Indirect Participants. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the

Participants and Indirect Participants.

DTC has also advised Windstream that, pursuant to procedures established by it:

(1) upon deposit of the Global Exchange Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Exchange Notes; and

(2) ownership of these interests in the Global Exchange Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Exchange Notes).

Investors in the Global Exchange Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Exchange Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Exchange Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

Except as described below, owners of interests in the Global Exchange Notes will not have exchange notes registered in their names, will not receive physical delivery of exchange notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Exchange Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, Windstream and the Trustee will treat the Persons in whose names the exchange notes, including the Global Exchange Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither Windstream, the Trustee nor any agent of Windstream or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Exchange Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Exchange Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised Windstream that its current practice, upon receipt of any payment in respect of securities such as the exchange notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of exchange notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or Windstream. Neither Windstream nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the exchange notes, and Windstream and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to compliance with the transfer restrictions applicable to the exchange notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Exchange Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised Windstream that it will take any action permitted to be taken by a Holder of exchange notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Exchange Notes and only in respect of such portion of the aggregate principal amount of the exchange notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the exchange notes, DTC reserves the right to exchange the Global Exchange Notes for legended exchange notes in certificated form, and to distribute such exchange notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Exchange Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither Windstream nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Exchange Notes for Certificated Exchange Notes

A Global Exchange Note is exchangeable for definitive exchange notes in registered certificated form, or Certificated Exchange Notes, if:

(1) DTC (a) notifies Windstream that it is unwilling or unable to continue as depositary for the Global Exchange Notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case Windstream fails to appoint a successor depositary;

(2) Windstream, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Exchange Notes (DTC has advised Windstream that, in such event, under its current practices, DTC would notify its participants of Windstream’s request, but will only withdraw beneficial interests from a Global Exchange Note at the request of each DTC participant); or

(3) there will have occurred and be continuing a Default or Event of Default with respect to the exchange notes.

In addition, beneficial interests in a Global Exchange Note may be exchanged for Certificated Exchange Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Exchange Notes delivered in exchange for any Global Exchange Note or beneficial interests in Global Exchange Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

Windstream will make payments in respect of the exchange notes represented by the Global Exchange Notes (including principal, premium, if any, and interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Exchange Note Holder. Windstream will make all payments of principal, interest and premium, if any, with respect to Certificated Exchange Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder’s registered address. The exchange notes represented by the Global Exchange Notes are expected to trade in PORTAL and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such exchange notes will, therefore, be required by DTC to be settled in immediately available funds. Windstream expects that secondary trading in any Certificated Exchange Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Exchange Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Windstream that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Exchange Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means Indebtedness of a Person existing at the time such Person merges with or into or becomes a Restricted Subsidiary and not Incurred in connection with, or in contemplation of, such Person merging with or into or becoming a Restricted Subsidiary.

“Additional Interest” means the additional interest that may become payable on the notes pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” will have correlative meanings.

“Applicable Premium” means, at any date of redemption, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such date of redemption of (1) the principal amount of such Note at maturity plus the premium thereon as set out in the table under “Optional Redemption” on October 1, 2016, plus (2) all remaining required interest payments due on such Note through October 1, 2016 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets, other than a transaction governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”; and

(2) the issuance of Equity Interests by any of Windstream’s Restricted Subsidiaries or the sale by Windstream or any Restricted Subsidiary thereof of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law).

Notwithstanding the preceding, the following items will be deemed not to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $25.0 million;

(2) a transfer of assets or Equity Interests between or among Windstream and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of Windstream to Windstream or to another Restricted Subsidiary thereof;

(4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5) the sale or other disposition of Cash Equivalents;

(6) dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(7) a Restricted Payment that is permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments” and any Permitted Investment;

(8) any sale or disposition of any property or equipment that has become damaged, worn out or obsolete;

(9) the creation of a Lien not prohibited by the Indenture;

(10) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(11) licenses of intellectual property;

(12) any disposition of Designated Noncash Consideration; provided that such disposition increases the amount of Net Proceeds of the Asset Sale that resulted in such Designated Noncash Consideration; and

(13) any foreclosure upon any assets of Windstream or any of its Restricted Subsidiaries pursuant to the terms of a Lien not prohibited by the terms of the Indenture; provided that such foreclosure does not otherwise constitute a Default under the Indenture.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” will have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control” and “Continuing Directors,” a duly authorized committee thereof;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of Windstream to have been duly adopted by the Board of Directors of Windstream and to be in full force and effect on the date of such certification.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) U.S. dollars and foreign currency received in the ordinary course of business or exchanged into U.S. dollars within 180 days;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof ( provided that the full faith and credit of the United States is pledged in support thereof), maturing, unless such securities are deposited to defease any Indebtedness, not more than one year from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party under the Credit Agreement or any domestic commercial bank having capital and surplus in excess of $500.0 million and a rating at the time of acquisition thereof of P-1 or better from Moody’s Investors Service, Inc. or A-1 or better from Standard & Poor’s Rating Services;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper issued by a corporation (other than an Affiliate of Windstream) rated at least “A-2” or higher from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within one year after the date of acquisition;

(6) securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and having maturities of not more than one year from the date of acquisition; and

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Windstream and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of Windstream;

(3) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of Windstream;

(4) the first day on which a majority of the members of the Board of Directors of Windstream are not Continuing Directors; or

(5) Windstream consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into Windstream or a Subsidiary of Windstream, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Windstream or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of Windstream outstanding immediately prior to such transaction continues as, or is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes, directly or indirectly, the Beneficial Owner of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person.

“Change of Control Triggering Event” means the occurrence of a Change of Control (x) that is accompanied or followed by a downgrade of the notes within the Ratings Decline Period by each of Moody’s and S&P or, if either S&P and Moody’s is not providing a rating on the notes at any time for reasons outside the control of Windstream, the equivalent of such ratings by another nationally recognized statistical ratings organization selected by Windstream (as certified by a resolution of the Board of Directors of Windstream), and (y) the rating of the notes on any day during such Ratings Decline Period is below the lower of the rating by such nationally recognized statistical ratings organization in effect (i) immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement) and (ii) on the Issue Date.

“Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Issue Date or issued thereafter.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus , without duplication:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), goodwill impairment charges and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(4) the amount of any minority interest expense deducted in computing such Consolidated Net Income; plus

(5) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards, to the extent deducted in computing such Consolidated Net Income; plus

(6) any non-cash SFAS 133 income (or loss) related to hedging activities, to the extent deducted in computing such Consolidated Net Income; minus

(7) non-cash items increasing such Consolidated Net Income for such period, other than (a) the accrual of revenue consistent with past practice and (b) the reversal in such period of an accrual of, or cash reserve for, cash expenses in a prior period, to the extent such accrual or reserve did not increase Consolidated Cash Flow in a prior period;

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Windstream will be added to Consolidated Net Income to compute Consolidated Cash Flow of Windstream (A) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of Windstream and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to Windstream by such Restricted Subsidiary without direct or indirect restriction pursuant to the terms of its charter and all agreements and instruments, applicable to that Subsidiary or its stockholders.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of:

(1) the aggregate outstanding amount of Indebtedness of Windstream and its Restricted Subsidiaries as of such date of determination on a consolidated basis (subject to the terms described in the paragraph below) after giving pro forma effect to the incurrence of the Indebtedness giving rise to the need to make such calculation (including a pro forma application of the use of proceeds therefrom) on such date, to

(2) the Consolidated Cash Flow of Windstream for the most recent four full fiscal quarters for which internal financial statements are available immediately prior to such date of determination.

For purposes of this definition:

(a) Consolidated Cash Flow shall be calculated on a pro forma basis after giving effect to (A) the incurrence of the Indebtedness of Windstream and its Restricted Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness on the date of determination, and (B) any acquisition or disposition of a Person, division or line of business (including, without limitation, any acquisition giving rise to the need to make such calculation as a result of Windstream or one of its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of such acquisition) incurring, assuming or otherwise becoming liable for Indebtedness) at any time on or subsequent to the first day of the applicable four-quarter period specified in clause (2) of the preceding paragraph and on or prior to the date of determination, as if such acquisition or disposition (including the incurrence or assumption of any such Indebtedness and also including any Consolidated Cash Flow associated with such acquisition or disposition) occurred on the first day of such four-quarter period; and

(b) pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Windstream.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof (and the net loss of any such Person will be included only to the extent that such loss is funded in cash by the specified Person or a Restricted Subsidiary thereof);

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted directly or indirectly, by operation of the terms of its charter or any agreement or instrument, applicable to that Restricted Subsidiary or its equityholders;

(3) the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition will be excluded;

(4) the cumulative effect of a change in accounting principles will be excluded; and

(5) notwithstanding clause (1) above, the Net Income or loss of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Windstream who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of October 19, 2009, as amended by Amendment No. 1 to Credit Agreement and Amendment No. 1 to Security Agreement, dated as of September 17, 2010, among the Company, certain lenders party thereto, JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent, and Bank of America, N.A., Citibank, N.A. and Wells Fargo Bank, N.A. (as successor to Wachovia Bank, National Association), as Co-Documentation Agents, and J.P. Morgan Securities, Inc., as Sole Bookrunner and Lead Arranger, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time after the Issue Date (including increases in the amounts available for borrowing thereunder), regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement and indentures or debt securities) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term debt, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any refunding, replacement or refinancing thereof through the issuance of debt securities.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by Windstream or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 123 days after the date on which the notes mature; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such dates shall be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Windstream to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Windstream may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The term “Disqualified Stock” will also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is 123 days after the date on which the notes mature.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary of Windstream other than a Restricted Subsidiary that is (1) a “controlled foreign corporation” under Section 957 of the Internal Revenue Code (a) whose primary operating assets are located outside the United States and (b) that is not subject to tax under Section 882(a) of the Internal Revenue Code because of a trade or business within the United States or (2) a Subsidiary of an entity described in the preceding clause (1).

“Earn-out Obligation” means any contingent consideration based on future operating performance of the acquired entity or assets or other purchase price adjustment or indemnification obligation, payable following the consummation of an acquisition based on criteria set forth in the documentation governing or relating to such acquisition.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private placement of Capital Stock (other than Disqualified Stock) of Windstream to any Person (other than (i) to any Subsidiary thereof and (ii) issuances of equity securities pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of Windstream).

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of Windstream and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement or under the notes and the related Note Guarantees) in existence on the Issue Date after giving effect to the application of the proceeds of the notes, until such amounts are repaid.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by a responsible officer of Windstream, whose determination, unless otherwise specified below, will be conclusive if evidenced by an Officers’ Certificate. Notwithstanding the foregoing, the responsible officer’s determination of Fair Market Value must be evidenced by an Officers’ Certificate delivered to the Trustee if the Fair Market Value exceeds $25.0 million.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations, but excluding the amortization or write-off of debt issuance costs; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (other than a pledge of Equity Interests of an Unrestricted Subsidiary to secure Non-Recourse Debt of such Unrestricted Subsidiary), whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued (but, in the case of accrued, only in the case of (x) Preferred Stock of any Restricted Subsidiary of such Person that is not a Guarantor or (y) Disqualified Stock of such Person or of any of its Restricted Subsidiaries) and whether or not in cash, on any series of Disqualified Stock of such Person or on any series of Preferred Stock of such Person’s Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of such Person or to such Person or to a Restricted Subsidiary of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on July 17, 2006.

“Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

“Guarantors” means:

(1) each direct and indirect Restricted Subsidiary of Windstream that Guarantees any Indebtedness under the Credit Agreement on the Issue Date; and

(2) any other Subsidiary of Windstream that executes a Note Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns until released from their obligations under their Note Guarantees and the Indenture in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;

(2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and

(3) foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates.

“Holder” means a Person in whose name a Note is registered.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” will have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of Windstream will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of Windstream and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) will be considered an Incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges and Indebtedness of Windstream or its Restricted Subsidiary as accrued.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) in respect of Capital Lease Obligations and Attributable Debt;

(5) in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable; provided that Indebtedness shall not include any Earn-out Obligation or obligation in respect of purchase price adjustment, except to the extent that the contingent consideration relating thereto is not paid within 15 Business Days after the contingency relating thereto is resolved;

(6) representing Hedging Obligations;

(7) representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; or

(8) in the case of a Subsidiary of such Person, representing Preferred Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, if and to the extent any of the preceding items (other than letters of credit and other than clauses (4), (5), (6), (7) or (8)) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) other than a pledge of Equity Interests of an Unrestricted Subsidiary to secure Non-Recourse Debt of such Unrestricted Subsidiary, provided that the amount of such Indebtedness will be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person, provided, further , that any obligation of Windstream or any Restricted Subsidiary in respect of minimum guaranteed commissions, or other similar payments, to clients, minimum returns to clients or stop loss limits in favor of clients or indemnification obligations to clients, in each case pursuant to contracts to provide services to clients entered into in the ordinary course of business, shall be deemed not to constitute Indebtedness. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness will be required to be determined pursuant to the Indenture.

The amount of any Indebtedness outstanding as of any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and will be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Insignificant Subsidiary” means any Subsidiary of Windstream that has total assets of not more than $1.0 million and that is designated by Windstream as an “Insignificant Subsidiary,” provided that the total assets of all Subsidiaries that are so designated, as reflected on Windstream’s most recent consolidating balance sheet prepared in accordance with GAAP, may not in the aggregate at any time exceed $10.0 million.

“Investment Grade” means both BBB- or higher by S&P and Baa3 or higher by Moody’s, or the equivalent of such ratings by S&P or Moody’s, or, if either S&P and Moody’s is not providing a rating on the notes at any time, the equivalent of such rating by another nationally recognized statistical ratings organization.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If Windstream or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Windstream such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Windstream, Windstream will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of. The acquisition by Windstream or any of its Restricted Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by Windstream or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person.

“Issue Date” means the date of original issuance of the notes under the Indenture, which is January 23, 2013.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any sale of assets outside the ordinary course of business of such Person; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary or non-recurring gain, loss, expense or charge (including any one-time expenses related to the Transactions), together with any related provision for taxes.

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by Windstream or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale and the sale or other disposition of any such non-cash consideration, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities secured by a Lien on the asset or assets that were the subject of such Asset Sale or required to be paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (5) in the case of any Asset Sale by a Restricted Subsidiary of Windstream, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by Windstream or any Restricted Subsidiary thereof) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by Windstream or any Restricted Subsidiary thereof and (6) appropriate amounts to be provided by Windstream or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clause (6) no longer so held, will, in the case of each of subclause (a) and (b), at that time become Net Proceeds.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither Windstream nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of the Unrestricted Subsidiary that is the obligor thereunder, (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of Windstream or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) as to which either (a) the explicit terms provide that there is no recourse against any of the assets of Windstream or any Restricted Subsidiary thereof or (b) the lenders have been notified in writing that they will not have any recourse to the stock or assets of Windstream or any of its Restricted Subsidiaries, in each case other than recourse against the Equity Interests of the Unrestricted Subsidiary that is the obligor thereunder.

“Note Guarantee” means a Guarantee of the notes pursuant to the Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of such Person.

“Officers’ Certificate” means a certificate signed on behalf of Windstream by at least two Officers of Windstream, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of Windstream, that meets the requirements of the Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of Windstream) that meets the requirements of the Indenture.

“Permitted Business” means any business conducted or proposed to be conducted (as described in this prospectus) by Windstream and its Restricted Subsidiaries on the Issue Date and other businesses reasonably related thereto or a reasonable extension or expansion thereof.

“Permitted Investments” means:

(1) any Investment in Windstream or in a Restricted Subsidiary of Windstream;

(2) any Investment in Cash Equivalents;

(3) any Investment by Windstream or any Restricted Subsidiary of Windstream in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of Windstream; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Windstream or a Restricted Subsidiary of Windstream;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(5) Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;

(6) any Investment acquired by Windstream or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by Windstream or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by Windstream or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of Windstream or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

(8) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(9) advances to employees not in excess of $5.0 million outstanding at any one time in the aggregate;

(10) commission, payroll, travel and similar advances to officers and employees of Windstream or any of its Restricted Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

(11) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(12) other Investments in any Person other than any Unrestricted Subsidiary of Windstream (provided that any such Person is either (i) not an Affiliate of Windstream or (ii) is an Affiliate of Windstream (A) solely because Windstream, directly or indirectly, owns Equity Interests in, or controls, such Person or (B) engaged in bona fide business operations and is an Affiliate solely because it is under common control with Windstream) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) since July 17, 2006 and then outstanding, not to exceed the greater of (x) 5.0% of Total Assets and (y) $375.0 million at the time of such Investment; provided, however, that if an Investment pursuant to this clause (12) is made in any Person that is not a Restricted Subsidiary of Windstream at the date of the making of the Investment and such Person becomes a Restricted Subsidiary of Windstream after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above, and shall cease to have been made pursuant to this clause (12); and

(13) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) since July 17, 2006, not to exceed $25.0 million (but, to the extent that any Investment made pursuant to this clause (13) since July 17, 2006 is sold or otherwise liquidated for cash or designated as a Restricted Subsidiary, minus the lesser of (a) the cash return of capital with respect to such Investment (less the cost of disposition, if any) or the Fair Market Value of such Unrestricted Subsidiary at the time of redesignation, as applicable and (b) the initial amount of such Investment).

“Permitted Liens” means:

(1) Liens securing obligations in an amount when created or Incurred, together with the amount of all other obligations secured by a Lien under this clause (1) at that time outstanding (and any Permitted Refinancing Indebtedness Incurred in respect thereof) and (in the case of clause (B) only) any Liens securing obligations in respect of the 6.75 % Notes due 2028 of Windstream Midwest, not to exceed the greater of (A) the sum of (i) the amount of Indebtedness Incurred and outstanding at such time under clauses (1), (4) and (15) of the second paragraph of the covenant described under the caption “Certain Covenants—Incurrence of Indebtedness” plus (ii) the amount of Indebtedness available for Incurrence at such time under clauses (1), (4) and (15) of the second paragraph of the covenant described under the caption “Certain Covenants—Incurrence of Indebtedness” and (B) the product of (x) 2.50 and (y) Windstream’s Consolidated Cash Flow for the most recent four fiscal quarters for which internal financial statements are available at such time, which Consolidated Cash Flow shall be calculated on a pro forma basis in the manner set out in clause (a) of the definition of “Consolidated Leverage Ratio”;

(2) Liens in favor of Windstream or any Guarantor;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Windstream or any Restricted Subsidiary thereof; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Windstream or the Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition thereof by Windstream or any Restricted Subsidiary thereof; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by Windstream or the Restricted Subsidiary;

(5) Liens securing the notes and the Note Guarantees in respect thereof;

(6) Liens existing on the Issue Date (excluding any such Liens securing Indebtedness under the Credit Agreement);

(7) Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

(8) pledges of Equity Interests of an Unrestricted Subsidiary securing Non-Recourse Debt of such Unrestricted Subsidiary;

(9) Liens on cash or Cash Equivalents securing Hedging Obligations of Windstream or any of its Restricted Subsidiaries (a) that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, or (b) securing letters of credit that support such Hedging Obligations;

(10) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations;

(11) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business;

(12) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness, and which in the aggregate do not materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by Windstream or any of its Restricted Subsidiaries;

(13) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(14) Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(15) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of Windstream or any Subsidiary thereof on deposit with or in possession of such bank;

(16) any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than any property that is the subject of a Sale Leaseback Transaction);

(17) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;

(18) Liens arising from precautionary UCC financing statements regarding operating leases or consignments; and

(19) Liens securing obligations that do not exceed $15.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of Windstream or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Windstream or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the amount of such Permitted Refinancing Indebtedness does not exceed the amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the notes and is subordinated in right of payment to the notes or the Note Guarantees, as applicable, on terms at least as favorable, taken as a whole, to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the notes or any Note Guarantees, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the notes or such Note Guarantees; and

(5) such Indebtedness is Incurred either (a) by Windstream or any Guarantor or (b) by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

“Ratings Decline Period” means the period that (i) begins on the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control or of the intention by Windstream or a shareholder of Windstream, as applicable, to effect a Change of Control or (b) the occurrence thereof and (ii) ends 60 days following consummation of such Change of Control; provided that such period shall be extended for so long as the rating of the notes, as noted by the applicable rating agency, is under publicly announced consideration for downgrade by the applicable rating agency.

“Replacement Assets” means (1) non-current assets (including any such assets acquired by capital expenditures) that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted

Business or the Voting Stock of any Person engaged in a Permitted Business that is or will become on the date of acquisition thereof a Restricted Subsidiary of Windstream.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Rating Services, a division of McGraw Hill, Inc. and its successors.

“Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

“Significant Subsidiary” means any Restricted Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Debt” means any Indebtedness of Windstream or any Guarantor which is subordinated in right of payment to the notes or the related Note Guarantees, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Total Assets” means the total assets of Windstream and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of Windstream prepared in conformity with GAAP but excluding the value of any outstanding Restricted Investments or Investments made under clause (12) of the definition of Permitted Investments.

“Transactions” means the contribution of all of Alltel’s wireline assets to Windstream in exchange for senior notes and all of the stock of Windstream, the distribution of such stock to Alltel’s shareholders and exchange of the notes for other debt securities of Alltel, the merger of Windstream with and into Valor Communications Group, Inc., and the entry into the Credit Agreement and the borrowings thereunder on June 17, 2006 and the offering of such notes, each as described in the offering memorandum dated June 28, 2006 under “Description of the Transactions.”

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the notes to October 1, 2016; provided, however, that if the then remaining term of the notes to October 1, 2016 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the notes to October 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary of Windstream that is designated by the Board of Directors of Windstream as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with the covenant described under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” and any Subsidiary of such Subsidiary.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain United States federal income tax consequences that apply to holders of the original notes who (i) exchange the original notes for exchange notes pursuant to the exchange offer, (ii) purchased the original notes for cash at original issuance at the price indicated on the cover of the original offering circular and (iii) hold the original notes and will hold the exchange notes as “capital assets” (generally, property held for investment) as defined in Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code. This summary is based upon existing United States federal income tax law, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, traders that elect to mark-to-market and tax-exempt organizations), persons that held the original notes or will hold the exchange notes as a part of a straddle, hedge, conversion, constructive sale or other integrated transaction for United States federal income tax purposes, partnerships or U.S. Holders (as defined below) that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss any federal estate or gift, foreign, state or local tax considerations of the exchange offer. We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary and there can be no assurance that the IRS will agree with our statements and conclusions.

Each prospective investor should consult its tax advisor regarding the United States federal, state, local and foreign income and other tax consequences of the exchange offer and holding and disposing of the exchange notes.

Exchange Offer

The exchange of the original notes for the exchange notes in the exchange offer generally will not constitute a taxable event for U.S federal income tax purposes because the exchange notes generally will not be considered to differ materially in kind or extent from the original notes. As a result, for U.S. federal income tax purposes (i) a holder generally will not recognize any income, gain or loss as a result of exchanging the original notes for the exchange notes, (ii) the holding period of the exchange notes generally will include the holding period of the original notes exchanged and (iii) the adjusted tax basis of the exchange notes generally will be the same as the adjusted tax basis of the original notes exchanged immediately before such exchange.

U.S. Holders

For purposes of this summary, a “U.S. Holder” is a beneficial owner of an exchange note that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for United States federal income tax purposes, created in or organized under the law of the United States or any state or political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and with respect to which one or more United States persons have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable United States Treasury regulations to be treated as a United States person.

If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of exchange notes, the treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A holder of exchange notes that is a partnership and partners in such a partnership should consult their tax advisors regarding the United States federal, state, local and foreign income and other tax consequences of the exchange offer and of the holding and disposing of exchange notes.

Payment of Interest

Stated interest on an exchange note generally will be included in the gross income of a U.S. Holder as ordinary income at the time such interest is accrued or received, in accordance with the holder’s method of accounting for United States federal income tax purposes.

Sale or Other Taxable Disposition of the Exchange Notes

A U.S. Holder will generally recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of an exchange note. The amount of gain or loss will equal the difference between the amount a holder receives for the exchange note (in cash or other property, valued at fair market value), except to the extent amounts received are attributable to accrued interest on the exchange note, and such holder’s adjusted tax basis in the exchange note. As described above, a holders tax basis in the exchange note generally will equal the price a holder paid for the original note that was exchanged for the exchange note. A holder’s gain or loss will generally be long-term capital gain or loss if a holder’s holding period for the exchange note is more than one year at the time of the sale, exchange, redemption, retirement or other taxable disposition, and such holding period will generally include the holding period in the original notes. Otherwise, it will be short-term capital gain or loss. For a non-corporate U.S. Holder, the current maximum U.S. federal income tax rate applicable to long-term capital gains is generally 20%. The ability to deduct capital losses is subject to limitations. Payments attributable to accrued interest which a holder has not yet included in income will be taxed as ordinary interest income.

New Legislation

Newly-enacted legislation requires certain U.S. Holders who are individuals, estates or trusts with income exceeding certain thresholds to pay an additional 3.8% tax on their “net investment income,” which includes, but is not limited to, interest on and capital gains from the sale or other disposition of notes. Holders should consult their own tax advisor regarding the effect, if any, of this legislation on their ownership and disposition of the exchange notes.

Information Reporting and Backup Withholding Tax

In general, we must report certain information to the IRS with respect to payments of principal, premium, if any, and interest (including any additional interest) on an exchange note and payments of the proceeds of the sale or other disposition of an exchange note, to certain non-corporate U.S. Holders. The payor (which may be us or an intermediate payor) will be required to impose backup withholding tax if (i) the payee fails to furnish a taxpayer identification number (“TIN”) to the payor or to establish an exemption from backup withholding tax, (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iii) there has been a notified payee underreporting described in section 3406(c) of the Code, or (iv) the payee has not certified under penalties of perjury that it has furnished a correct TIN and that the IRS has not notified the payee that it is subject to backup withholding tax under the Code. The backup withholding tax rate is currently 28%. Any amounts withheld under the backup withholding tax rules from a payment to a U.S. Holder will be allowed as a credit against that holder’s United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

Holders should consult their tax advisor as to their qualification for exemption from backup withholding and the procedures for obtaining such exemption.

Non-U.S. Holders

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of an exchange note that is, for United States federal income tax purposes, a nonresident alien, or a corporation, estate, or trust that is not a U.S. Holder.

The following discussion applies only to Non-U.S. Holders, and assumes that no item of income, gain, deduction or loss derived by the Non-U.S. Holder in respect of the notes at any time is effectively connected with the conduct of a United States trade or business. Special rules, not discussed herein, may apply to certain Non-U.S. Holders, such as (i) certain former citizens or residents of the United States, (ii) controlled foreign corporations,

(iii) passive foreign investment companies, (iv) corporations that accumulate earnings to avoid United States federal income tax, (v) investors in pass-through entities that are subject to special treatment under the Code, and (vi) Non-U.S. Holders that are engaged in the conduct of a United States trade or business.

Payment of Interest—Portfolio Interest Exemption

Subject to the discussion of backup withholding tax below, interest paid on an exchange note by us or any paying agent to a Non-U.S. Holder generally will be exempt from United States withholding tax under the “portfolio interest exemption;” provided that (i) the Non-U.S. Holder does not, actually or constructively, own 10% or more of the combined voting power of all classes of our stock entitled to vote, (ii) the Non-U.S. Holder is not a controlled foreign corporation related to us, actually or constructively, though stock ownership, (iii) the Non-U.S. Holder is not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business, and (iv) either (a) the Non-U.S. Holder provides to us or our paying agent an applicable IRS Form W-8BEN (or a suitable substitute form), signed under penalties of perjury, that includes its name and address and that certifies its non-United States status in compliance with applicable law and regulations, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business holds the exchange notes on behalf of the Non-U.S. Holder and provides a statement to us or our agent under penalties of perjury in which it certifies that an applicable IRS Form W-8BEN (or a suitable substitute form) has been received by it from the Non-U.S. Holder or qualifying intermediary and furnishes a copy to us or our agent. This certification requirement may be satisfied with other documentary evidence in the case of a exchange note held in an offshore account or through certain foreign intermediaries.

Payment of Interest—U.S. Federal Income or Withholding Tax If Interest Is Not Portfolio Interest

If a Non-U.S. Holder cannot satisfy the requirements of the portfolio interest exemption described above, payments of interest made to such holder generally will be subject to United States withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty.

However, income from payments or accruals of interest that is effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States will be subject to U.S. federal income tax on a net basis at a rate applicable to United States persons generally (and, if paid to corporate holders, may also be subject to a branch profits tax at a rate of 30% or lower applicable treaty rate). If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding sentence, such payments will not be subject to United States withholding tax so long as a holder provides us or our paying agent with a properly executed IRS Form W-8ECI (or suitable substitute form).

Non-U.S. Holders should consult any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of the branch profits tax, or other rules different from those described above. Generally, in order to claim any treaty benefits a holder must submit a properly executed IRS Form W-8BEN (or suitable substitute form).

Sale or Other Taxable Disposition of the Exchange Notes

Subject to the discussion of backup withholding tax below, a Non-U.S. Holder will generally not be subject to U.S. federal income tax or withholding tax on gain recognized on a sale, exchange, redemption, retirement, or other disposition of an exchange note unless such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States. Any gain that is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States will be subject to U.S. federal income tax on a net basis at the rates generally applicable to U.S. Holders as described above.

Information Reporting and Backup Withholding Tax—Payments From U.S. Office

If a Non-U.S. Holder receives payment of interest or principal directly from us or through the U.S. office of a custodian, nominee, agent or broker, you may be subject to both backup withholding and information reporting.

With respect to interest payments made on the exchange notes, however, backup withholding and information reporting will not apply if a Non-U.S. Holder certifies, generally on a Form W-8BEN (or Form W-

8ECI) or suitable substitute form, that it is not a U.S. person in the manner described above under the heading “Non-U.S. Holders—Payment of Interest,” or such holder otherwise establishes an exemption.

Moreover, with respect to proceeds received on the sale, exchange, redemption, or other disposition of an exchange note, backup withholding or information reporting generally will not apply if a Non-U.S. Holder properly provides, generally on Form W-8BEN (or Form W-8ECI) or a suitable substitute form, a statement that the Non-U.S. Holder is an “exempt foreign person” for purposes of the broker reporting rules, and other required information. If a Non-U.S. Holder is not subject to United States federal income or withholding tax on the sale or other disposition of an exchange note, as described above under the heading “Non-U.S. Holders-Interest—Sale or Other Disposition of Exchange Notes,” such Non-U.S. Holder will generally qualify as an “exempt foreign person” for purposes of the broker reporting rules.

Information Reporting and Backup Withholding Tax—Payments From Foreign Office

If payments of principal and interest are made to a Non-U.S. Holder outside the United States by or through the foreign office of a Non-U.S. Holder’s foreign custodian, nominee or other agent, or if a Non-U.S. Holder receives the proceeds of the sale of an exchange note through a foreign office of a “broker,” as defined in the Code, a Non-U.S. Holder will generally not be subject to backup withholding or information reporting. A Non-U.S. Holder will however, be subject to backup withholding and information reporting if the foreign custodian, nominee, agent or broker has actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person. Non-U.S. Holders will also be subject to information reporting, but not backup withholding, if the payment is made by a foreign office of a custodian, nominee, agent or broker that has certain relationships to the United States unless the broker has in its records documentary evidence that a such holder is a Non-U.S. Holder and certain other conditions are met.

Refunds

Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules may be credited against a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided the required information is properly furnished to the IRS on a timely basis.

The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting interest and withholding also may be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or other agreement.

The preceding summary is for general information only and is not tax advice. Please consult your own tax advisor to determine the tax consequences of participating in the exchange offer and holding and disposing of the notes under your particular circumstances.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for resales of exchange notes received in exchange for original notes that had been acquired as a result of market-making or other trading activities. We have agreed to furnish to each broker-dealer who has delivered to us the notice required by each of the registration rights agreements, without charge, as many copies of this prospectus, including any preliminary prospectus, and any amendment or supplement thereto, as such broker-dealer may reasonably request. Any broker-dealers required to use this prospectus and any amendments or supplements to this prospectus for resales of the exchange notes must notify us of this fact by requesting additional copies of these documents, to furnish to each broker-dealer who has delivered to us the notice required by each of the registration rights agreements, without charge, as many copies of each prospectus included in the registration statement, including any preliminary prospectus, and any amendment or supplement thereto, as such broker-dealer may reasonably request.

Neither we nor the subsidiary guarantors will receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account under the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on those notes or a combination of those methods, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the selling broker-dealer or the purchasers of the exchange notes. Any broker-dealer that resells exchange notes received by it for its own account under the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any broker or dealer and certain transfer taxes and will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

Under existing interpretations of the Securities Act by the SEC’s staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of exchange notes, as set forth below. However, any purchaser of exchange notes who is one of our “affiliates” (as defined in Rule 405 under the Securities Act) or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

•	will not be able to rely on the applicable interpretation of the staff of the SEC;

•	will not be able to tender its original notes in the exchange offer; and

•
must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements.

We do not intend to seek the interpretation of the SEC’s staff regarding the exchange offer and there can be no assurance that the SEC’s staff would make a similar determination with respect to the exchange notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

LEGAL MATTERS

Kutak Rock LLP will pass upon the validity of the exchange notes and the guarantees.

EXPERTS

The consolidated financial statements of Windstream Corporation as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we file reports and other information with the SEC. We have also filed a registration statement on Form S-4 with the SEC in connection with the exchange offer to which this prospectus relates. This prospectus, which forms a part of the registration statement, does not have all the information contained in the registration statement. You may read, free of charge, and copy, at the prescribed rates, any reports and other information, including the registration statement, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Copies of such material also can be obtained by mail from the Public Reference Section of the SEC, at 100 F Street, N.E., Washington, D.C. 20549, at the prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information, including the registration statement. The website address is: http://www.sec.gov.

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” selected documents filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on February 20, 2013.

•
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, as filed with the SEC on May 9, 2013, August 8, 2013, and November 7, 2013 (only the portions thereof applicable to Windstream Corporation), respectively.

•	Our Current Reports on Form 8-K filed with the SEC on January 4, 2013; January 8, 2013; January 23, 2013; February 7, 2013; August 13, 2013; August 28, 2013 and August 30, 2013.

These documents can be found electronically on the SEC's website by searching for documents filed by Windstream Holdings, Inc. under the file number 001-32422, with the exception of the Form 8-K filed on August 30, 2013, which can be found under the file number 333-127784.

We also incorporate by reference additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished under Items 2.02 or 7.01 of any Form 8-K, which is not deemed filed under the Exchange Act) subsequent to the date of this prospectus and prior to the termination of the offering made by this prospectus, except that any such report or portions thereof which are furnished and not filed shall not be incorporated by reference herein. Going forward, Windstream Corporation will file documents required to be filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act under the file number 001-36093. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WINDSTREAM CORPORATION

Offer to Exchange
$500,000,000 aggregate principal amount of 7.75% Senior Notes due 2021 for

$500,000,000 aggregate principal amount of 7.75% Senior Notes due 2021 that have been registered under the Securities Act of 1933, as amended

The exchange offer will expire at 5:00 p.m.,
New York City time, on                     , 2013, unless earlier terminated or extended.

PROSPECTUS

                    , 2013
DEALER PROSPECTUS DELIVERY OBLIGATION
Until                     , 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the amended certificate of incorporation and by-laws of Windstream Corporation, a Delaware corporation (“Windstream” or the “Company”).

Section 102 of the Delaware General Corporation Law, or the DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding—other than an action by or in the right of the corporation—by reason of the fact that the person is or was a director, officer, agent, or employee of the corporation, or is or was serving at our request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acting in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well but only to the extent of defense expenses, including attorneys’ fees but excluding amounts paid in settlement, actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the corporation, unless the court believes that in light of all the circumstances indemnification should apply.

As permitted by the Delaware General Corporation Law, Article VIII of Windstream’s Amended and Restated Certificate of Incorporation eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to Windstream or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize further elimination or limiting of directors’ personal liability, then the Amended and Restated Certificate provides that the personal liability of directors will be eliminated or limited to the fullest extent provided under the Delaware General Corporation Law.

As permitted by the Delaware General Corporation Law, Article VIII of Windstream’s Amended and Restated Certificate of Incorporation provides that (a) Windstream is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (b) Windstream may indemnify its other employees and agents as set forth in the Delaware General Corporation Law, (c) Windstream is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain conditions and (d) the rights conferred by the Amended and Restated Certificate of Incorporation and Bylaws are not exclusive.

The Delaware General Corporation Law authorizes a corporation to indemnify its directors and officers provided that the corporation shall not eliminate or limit the liability of a director as follows:
(a) for any action brought by or in the right of a corporation where the director or officer is adjudged to be liable to the corporation, except where a court determines the director or officer is entitled to indemnity;

(b) for acts or omissions not in good faith or which involve conduct that the director or officer believes is not in the best interests of the corporation;

(c) for knowing violations of the law;

(d) for any transaction from which the directors derived an improper personal benefit; and

(e) for payment of dividends or approval of stock repurchases or redemptions leading to liability under Section 174 of the Delaware General Corporation Law.

The Delaware General Corporation Law requires a corporation to indemnify a director or officer to the extent that the director or officer has been successful, on the merits or otherwise, in defense of any action, suit or proceeding for which indemnification is lawful.

The Company maintains a director and officer insurance policy which insures the directors and officers of the Company against damages, judgments, settlements and costs incurred by reason of certain wrongful acts committed by such persons in their capacities as directors and officers.

Item 21.    Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibits to this registration statement are listed in the Exhibit Index, which appears elsewhere herein and is incorporated herein by reference.

Item 22.    Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(7) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on the 18th day of November, 2013.

WINDSTREAM CORPORATION

By:    /s/ Jeffery R. Gardner
Name:         Jeffery R. Gardner
Title:    President & Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffery R. Gardner	President & Chief Executive Officer	November 18, 2013
Jeffery R. Gardner	(Principal Executive Officer) and
Director

/s/ Anthony W. Thomas	Chief Financial Officer (Principal	November 18, 2013
Anthony W. Thomas	Financial Officer)

/s/ John C. Eichler	Vice President – Controller	November 18, 2013
John C. Eichler	(Principal Accounting Officer)

*	Director	November 18, 2013
Carol B. Armitage

*	Director	November 18, 2013
Samuel E. Beall III

	Director	November 18, 2013
Dennis E. Foster

*	Director	November 18, 2013
Francis X. Frantz

*	Director	November 18, 2013
Jeffrey T. Hinson

*	Director	November 18, 2013
Judy K. Jones

*	Director	November 18, 2013
William A. Montgomery

*	Director	November 18, 2013
Alan L. Wells

By:    /s/ John P. Fletcher
(John P. Fletcher)
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrants have duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on the 18th day of November, 2013.

BISHOP COMMUNICATIONS CORPORATION
BUFFALO VALLEY MANAGEMENT SERVICES, INC.
CINERGY COMMUNICATIONS COMPANY OF VIRGINIA
COMMUNICATIONS SALES AND LEASING, INC.
CONESTOGA ENTERPRISES, INC.
CONESTOGA MANAGEMENT SERVICES, INC.
CT CELLULAR, INC.
CT COMMUNICATIONS, INC.
CT WIRELESS CABLE, INC.
D&E COMMUNICATIONS, INC.
D&E INVESTMENTS, INC.
D&E MANAGEMENT SERVICES, INC.
D&E NETWORKS, INC.
EQUITY LEASING, INC.
GABRIEL COMMUNICATIONS FINANCE COMPANY
HEART OF THE LAKES CABLE SYSTEMS, INC.
HOSTED SOLUTIONS CHARLOTTE LLC
HOSTED SOLUTIONS RALEIGH LLC
IOWA TELECOM DATA SERVICES, L.C.
IOWA TELECOM TECHNOLOGIES, LLC
IWA SERVICES, LLC
KDL COMMUNICATIONS CORPORATION
KDL HOLDINGS, LLC
KERRVILLE CELLULAR, LLC
KERRVILLE COMMUNICATIONS CORPORATION
KERRVILLE MOBILE HOLDINGS, LLC
KERRVILLE WIRELESS HOLDINGS, LLC
LAKEDALE COMMUNICATIONS, LLC
LEXCOM, INC.
NORLIGHT TELECOMMUNICATIONS OF VIRGINIA, INC.
NUVOX, INC.
OKLAHOMA WINDSTREAM, LLC
PCS LICENSES, INC.
PROGRESS PLACE REALTY HOLDING COMPANY, LLC
TELEVIEW, LLC
TEXAS WINDSTREAM, INC.
VALOR TELECOMMUNICATIONS ENTERPRISES FINANCE CORP.
VALOR TELECOMMUNICATIONS ENTERPRISES II, LLC
VALOR TELECOMMUNICATIONS ENTERPRISES, LLC
VALOR TELECOMMUNICATIONS INVESTMENTS, LLC
VALOR TELECOMMUNICATIONS OF TEXAS, LLC
WINDSTREAM ALABAMA, LLC
WINDSTREAM ARKANSAS, LLC
WINDSTREAM BAKER SOLUTIONS, INC.
WINDSTREAM COMMUNICATIONS KERRVILLE, LLC
WINDSTREAM COMMUNICATIONS TELECOM, LLC
WINDSTREAM CTC INTERNET SERVICES, INC.
WINDSTREAM D&E SYSTEMS, INC.
WINDSTREAM DIRECT, LLC
WINDSTREAM EN-TEL, LLC

WINDSTREAM HOLDING OF THE MIDWEST, INC.
WINDSTREAM HOSTED SOLUTIONS, LLC
WINDSTREAM INTELLECTUAL PROPERTY SERVICES, INC.
WINDSTREAM IOWA COMMUNICATIONS, INC.
WINDSTREAM IOWA-COMM, INC.
WINDSTREAM KDL-VA, INC.
WINDSTREAM KERRVILLE LONG DISTANCE, LLC
WINDSTREAM LAKEDALE LINK, INC.
WINDSTREAM LAKEDALE, INC.
WINDSTREAM LEASING, LLC
WINDSTREAM LEXCOM ENTERTAINMENT, LLC
WINDSTREAM LEXCOM LONG DISTANCE, LLC
WINDSTREAM LEXCOM WIRELESS, LLC
WINDSTREAM MONTEZUMA, INC.
WINDSTREAM NETWORK SERVICES OF THE MIDWEST, INC.
WINDSTREAM NORTHSTAR, LLC
WINDSTREAM NUVOX ARKANSAS, INC.
WINDSTREAM NUVOX ILLINOIS, INC.
WINDSTREAM NUVOX INDIANA, INC.
WINDSTREAM NUVOX KANSAS, INC.
WINDSTREAM NUVOX OKLAHOMA, INC.
WINDSTREAM OKLAHOMA, LLC
WINDSTREAM SHAL NETWORKS, INC.
WINDSTREAM SHAL, LLC
WINDSTREAM SOUTH CAROLINA, LLC
WINDSTREAM SUGAR LAND, INC.
WINDSTREAM SUPPLY, LLC
WIRELESS ONE OF NORTH CAROLINA, LLC

By:    /s/ Jeffery R. Gardner
Name:    Jeffery R. Gardner
Title:    President & Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on the 18th day of November, 2013.

Name	Title

/s/ Jeffery R. Gardner	President & Chief Executive Officer (Principal Executive
Jeffery R. Gardner	Officer) and Director/Manager

/s/ Anthony W. Thomas	Chief Financial Officer (Principal Financial Officer)
Anthony W. Thomas

/s/ John C. Eichler	Vice President – Controller (Principal Accounting Officer)
John C. Eichler

/s/ John P. Fletcher	Director/Manager
John P. Fletcher

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on the 18th day of November, 2013.

SOUTHWEST ENHANCED NETWORK SERVICES, LP
WINDSTREAM SOUTHWEST LONG DISTANCE, LP

By:    Valor Telecommunications Enterprises, LLC
Its:        General Partner

By:    /s/ Jeffery R. Gardner
Name:    Jeffery R. Gardner
Title:    President & Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on the 18th day of November, 2013.

Name	Title

/s/ Jeffery R. Gardner	President & Chief Executive Officer (Principal Executive
Jeffery R. Gardner	Officer) and Manager of Valor Telecommunications
Enterprises, LLC

/s/ Anthony W. Thomas	Chief Financial Officer (Principal Financial Officer)
Anthony W. Thomas

/s/ John C. Eichler	Vice President – Controller (Principal Accounting Officer)
John C. Eichler

/s/ John P. Fletcher	Manager of Valor Telecommunications Enterprises, LLC
John P. Fletcher

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Windstream Corporation (incorporated herein by reference to Exhibit 3.3 to the Corporation’s Current Report on Form 8-K filed August 30, 2013)

3.2	Amended and Restated Bylaws of Windstream Corporation (incorporated herein by reference to Exhibit 3.2 to the Corporation’s Current Report on Form 8-K filed February 19, 2010)

3.3
Certificate of Incorporation of Buffalo Valley Management Services, Inc. (incorporated herein by reference to Exhibit 3.3 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.4	Articles of Incorporation of Conestoga Enterprises, Inc. (incorporated herein by reference to Exhibit 3.4 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.5
Certificate of Incorporation of Conestoga Management Services, Inc. (incorporated herein by reference to Exhibit 3.5 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.6	Articles of Incorporation of CT Cellular, Inc. (incorporated herein by reference to Exhibit 3.6 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.7	Articles of Incorporation of CT Communications, Inc. (incorporated herein by reference to Exhibit 3.7 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.8	Articles of Incorporation of CT Wireless Cable, Inc. (incorporated herein by reference to Exhibit 3.8 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.9	Articles of Incorporation of D&E Communications, Inc. (incorporated herein by reference to Exhibit 3.9 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.10	Articles of Incorporation of D&E Investments, Inc. (incorporated herein by reference to Exhibit 3.10 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.11	Articles of Incorporation of D&E Management Services, Inc. (incorporated herein by reference to Exhibit 3.11 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.12	Articles of Incorporation of D&E Networks, Inc. (incorporated herein by reference to Exhibit 3.12 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.13
Amended and Restated Certificate of Incorporation of Kerrville Communications Corporation (incorporated herein by reference to Exhibit 3.20 to Amendment No. 1 to the Corporation’s Registration Statement on Form S-4 filed June 29, 2005)

3.14	Articles of Incorporation of Lexcom Inc. (incorporated herein by reference to Exhibit 3.14 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.15	Articles of Incorporation of PCS Licenses, Inc. (incorporated herein by reference to Exhibit 3.15 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.16	Articles of Incorporation of Texas Windstream, Inc. (incorporated herein by reference to Exhibit 3.16 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

Exhibit No.	Description
3.17
Certificate of Incorporation of Valor Telecommunications Enterprises Finance Corp. (incorporated herein by reference to Exhibit 3.38 to Amendment No. 1 to the Corporation’s Registration Statement on Form S-4 filed June 29, 2005)

3.18
Articles of Incorporation of Windstream CTC Internet Services, Inc. (incorporated herein by reference to Exhibit 3.18 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.19
Articles of Incorporation of Windstream Holding of the Midwest, Inc. (incorporated herein by reference to Exhibit 3.19 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.20
Certificate of Incorporation of Windstream Intellectual Property Services, Inc. (incorporated herein by reference to Exhibit 3.20 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.21	Certificate of Formation of Windstream Lexcom Entertainment, LLC (incorporated herein by reference to Exhibit 3.21 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.22	Certificate of Formation of Windstream Lexcom Long Distance, LLC (incorporated herein by reference to Exhibit 3.22 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.23	Certificate of Formation of Windstream Lexcom Wireless, LLC (incorporated herein by reference to Exhibit 3.23 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.24
Articles of Incorporation Windstream Network Services of the Midwest, Inc. (incorporated herein by reference to Exhibit 3.24 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.25
Restated Articles of Incorporation of Windstream Sugar Land, Inc. (incorporated herein by reference to Exhibit 3.25 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.26	Certificate of Formation of Kerrville Cellular, LLC (incorporated herein by reference to Exhibit 3.26 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.27	Certificate of Formation of Kerrville Mobile Holdings, LLC (incorporated herein by reference to Exhibit 3.27 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.28	Certificate of Formation of Kerrville Wireless Holdings, LLC (incorporated herein by reference to Exhibit 3.28 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.29	Articles of Organization of Oklahoma Windstream, LLC (incorporated herein by reference to Exhibit 3.29 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

Exhibit No.	Description
3.30
Articles of Organization of Progress Place Realty Holding Company, LLC (incorporated herein by reference to Exhibit 3.30 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.31	Articles of Organization of Teleview, LLC (incorporated herein by reference to Exhibit 3.31 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.32
Certificate of Formation of Valor Telecommunications Enterprises, LLC (incorporated herein by reference to Exhibit 3.7 to Amendment No. 1 to Valor Communications Group, Inc.’s Registration Statement on Form S-1 filed May 28, 2004)

3.33
Certificate of Formation of Valor Telecommunications Enterprises II, LLC (incorporated herein by reference to Exhibit 3.33 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.34
Certificate of Formation of Valor Telecommunications Investments, LLC (incorporated herein by reference to Exhibit 3.6 to Amendment No. 1 to Valor Communications Group, Inc.’s Registration Statement on Form S-1 filed May 28, 2004)

3.35
Articles of Organization and Conversion of Windstream Alabama, LLC (incorporated herein by reference to Exhibit 3.35 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.36	Certificate of Formation of Windstream Arkansas, LLC (incorporated herein by reference to Exhibit 3.36 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.37
Certificate of Formation of Windstream Communications Kerrville, LLC (incorporated herein by reference to Exhibit 3.37 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.38
Certificate of Formation of Windstream Communications Telecom, LLC (incorporated herein by reference to Exhibit 3.38 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.39
Certificate of Formation of Windstream Kerrville Long Distance, LLC (incorporated herein by reference to Exhibit 3.39 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.40	Certificate of Formation of Windstream Oklahoma, LLC (incorporated herein by reference to Exhibit 3.40 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.41
Articles of Organization and Conversion of Windstream South Carolina, LLC (incorporated herein by reference to Exhibit 3.41 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.42	Articles of Organization of Windstream Supply, LLC (incorporated herein by reference to Exhibit 3.42 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.43	Certificate of Formation of Wireless One of North Carolina, LLC (incorporated herein by reference to Exhibit 3.43 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

Exhibit No.	Description
3.44
Certificate of Limited Partnership of Southwest Enhanced Network Services, LP (incorporated herein by reference to Exhibit 3.9 to Amendment No. 1 to the Corporation’s Registration Statement on Form S-4 filed June 29, 2005)

3.45
Certificate of Formation of Valor Telecommunications of Texas, LLC d/b/a Windstream Communications Southwest (incorporated herein by reference to Exhibit 3.45 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.46
Certificate of Limited Partnership of Windstream Southwest Long Distance, LP (incorporated herein by reference to Exhibit 3.46 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.47
Certificate of Incorporation of Windstream Iowa Communications, Inc. (incorporated herein by reference to Exhibit 3.47 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.48	Articles of Incorporation of Windstream Iowa-Comm, Inc. (incorporated herein by reference to Exhibit 3.48 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.49	Articles of Organization of Iowa Telecom Data Services, L.C. (incorporated herein by reference to Exhibit 3.49 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.50	Articles of Organization of Iowa Telecom Technologies, LLC (incorporated herein by reference to Exhibit 3.51 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.51	Articles of Incorporation of Windstream Baker Solutions, Inc. (incorporated herein by reference to Exhibit 3.52 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.52	Articles of Organization of IWA Services, LLC (incorporated herein by reference to Exhibit 3.53 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.53	Articles of Incorporation of Windstream Montezuma, Inc. (incorporated herein by reference to Exhibit 3.54 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.54	Articles of Incorporation of Bishop Communication Corporation (incorporated herein by reference to Exhibit 3.55 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.55
Articles of Incorporation of Communications Sales and Leasing, Inc. (incorporated herein by reference to Exhibit 3.56 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.56	Articles of Incorporation of Windstream Lakedale, Inc. (incorporated herein by reference to Exhibit 3.58 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.57	Articles of Incorporation of Windstream Lakedale Link, Inc. (incorporated herein by reference to Exhibit 3.59 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

Exhibit No.	Description
3.58	Articles of Organization of Lakedale Communications, LLC (incorporated herein by reference to Exhibit 3.60 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.59	Articles of Organization of Windstream NorthStar, LLC (incorporated herein by reference to Exhibit 3.61 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.60	Articles of Organization of Windstream EN-TEL, LLC (incorporated herein by reference to Exhibit 3.62 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.61
Articles of Incorporation of Heart of the Lakes Cable Systems, Inc. (incorporated herein by reference to Exhibit 3.63 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.62	Articles of Organization of Windstream SHAL, LLC (incorporated herein by reference to Exhibit 3.64 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.63	Articles of Incorporation of Windstream SHAL Networks, Inc. (incorporated herein by reference to Exhibit 3.65 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.64	Articles of Organization of Windstream Direct, LLC (incorporated herein by reference to Exhibit 3.66 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.65	Articles of Organization of Windstream Leasing, LLC (incorporated herein by reference to Exhibit 3.67 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.66	Certificate of Incorporation of NuVox, Inc. (incorporated herein by reference to Exhibit 3.68 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.67
Certificate of Incorporation of Windstream NuVox Arkansas, Inc. (incorporated herein by reference to Exhibit 3.69 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.68
Certificate of Incorporation of Windstream NuVox Illinois, Inc. (incorporated herein by reference to Exhibit 3.70 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.69
Certificate of Incorporation of Windstream NuVox Indiana, Inc. (incorporated herein by reference to Exhibit 3.71 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.70	Certificate of Incorporation of Windstream NuVox Kansas, Inc. (incorporated herein by reference to Exhibit 3.72 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

Exhibit No.	Description
3.71
Certificate of Incorporation of Windstream NuVox Oklahoma, Inc. (incorporated herein by reference to Exhibit 3.73 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.72
Amended and Restated Certificate of Formation of Windstream Hosted Solutions, LLC, dated December 2, 2010 (incorporated herein by reference to Exhibit 3.74 to Windstream Corporation’s Registration Statement on Form S-4 filed April 5, 2011 regarding the registered exchange of $200,000,000 aggregate principal amount of 7.75% Senior Notes due 2020)

3.73
Amended and Restated Certificate of Formation of Hosted Solutions Raleigh LLC, dated December 2, 2010 (incorporated herein by reference to Exhibit 3.75 to Windstream Corporation’s Registration Statement on Form S-4 filed April 5, 2011 regarding the registered exchange of $200,000,000 aggregate principal amount of 7.75% Senior Notes due 2020)

3.74
Amended and Restated Certificate of Formation of Hosted Solutions Charlotte LLC, dated December 2, 2010 (incorporated herein by reference to Exhibit 3.76 to Windstream Corporation’s Registration Statement on Form S-4 filed April 5, 2011 regarding the registered exchange of $200,000,000 aggregate principal amount of 7.75% Senior Notes due 2020)

3.75
Amended and Restated Articles of Incorporation of KDL Communications Corporation, dated December 2, 2010 (incorporated herein by reference to Exhibit 3.77 to Windstream Corporation’s Registration Statement on Form S-4 filed April 5, 2011 regarding the registered exchange of $200,000,000 aggregate principal amount of 7.75% Senior Notes due 2020)

3.76
Amended and Restated Articles of Incorporation of Equity Leasing, Inc., dated December 2, 2010 (incorporated herein by reference to Exhibit 3.78 to Windstream Corporation’s Registration Statement on Form S-4 filed April 5, 2011 regarding the registered exchange of $200,000,000 aggregate principal amount of 7.75% Senior Notes due 2020)

3.77
Amended and Restated Articles of Incorporation of Cinergy Communications Company of Virginia, dated December 2, 2010 (incorporated herein by reference to Exhibit 3.79 to Windstream Corporation’s Registration Statement on Form S-4 filed April 5, 2011 regarding the registered exchange of $200,000,000 aggregate principal amount of 7.75% Senior Notes due 2020)

3.78
Amended and Restated Articles of Organization of KDL Holdings, LLC, dated December 2, 2010 (incorporated herein by reference to Exhibit 3.80 to Windstream Corporation’s Registration Statement on Form S-4 filed April 5, 2011 regarding the registered exchange of $200,000,000 aggregate principal amount of 7.75% Senior Notes due 2020)

3.79
Amended and Restated Articles of Incorporation of Windstream KDL-VA, Inc., dated December 2, 2010 (incorporated herein by reference to Exhibit 3.81 to Windstream Corporation’s Registration Statement on Form S-4 filed April 5, 2011 regarding the registered exchange of $200,000,000 aggregate principal amount of 7.75% Senior Notes due 2020)

3.80
Amended and Restated Articles of Incorporation of Norlight Telecommunications of Virginia, Inc., dated December 2, 2010 (incorporated herein by reference to Exhibit 3.82 to Windstream Corporation’s Registration Statement on Form S-4 filed April 5, 2011 regarding the registered exchange of $200,000,000 aggregate principal amount of 7.75% Senior Notes due 2020)

3.81
Amended and Restated By-laws of Buffalo Valley Management Services, Inc. (incorporated herein by reference to Exhibit 3.47 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

Exhibit No.	Description
3.82	Amended and Restated By-laws of Conestoga Enterprises, Inc. (incorporated herein by reference to Exhibit 3.48 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.83
Amended and Restated By-laws of Conestoga Management Services, Inc. (incorporated herein by reference to Exhibit 3.49 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.84	Bylaws of CT Cellular, Inc. (incorporated herein by reference to Exhibit 3.50 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.85	Amended and Restated Bylaws of CT Communications, Inc. (incorporated herein by reference to Exhibit 3.51 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.86	Bylaws of CT Wireless Cable, Inc. (incorporated herein by reference to Exhibit 3.52 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.87	By-laws of D&E Communications, Inc. (incorporated herein by reference to Exhibit 3.53 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.88	Amended and Restated By-laws of D&E Investments, Inc. (incorporated herein by reference to Exhibit 3.54 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.89	Amended and Restated By-laws of D&E Management Services, Inc. (incorporated herein by reference to Exhibit 3.55 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.90	Amended and Restated By-laws of D&E Networks, Inc. (incorporated herein by reference to Exhibit 3.56 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.91	Kerrville Communications Corporation (incorporated herein by reference to Exhibit 3.58 to Amendment No. 1 to the Corporation’s Registration Statement on Form S-4 filed June 29, 2005)

3.92	Amended and Restated By-laws of Lexcom Inc. (incorporated herein by reference to Exhibit 3.58 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.93	Amended and Restated By-laws of PCS Licenses, Inc. (incorporated herein by reference to Exhibit 3.59 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.94	Bylaws of Texas Windstream, Inc. (incorporated herein by reference to Exhibit 3.60 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.95
Bylaws of Valor Telecommunications Enterprises Finance Corp. (incorporated herein by reference to Exhibit 3.76 to Amendment No. 1 to the Corporation’s Registration Statement on Form S-4 filed June 29, 2005)

3.96	Bylaws of Windstream CTC Internet Services, Inc. (incorporated herein by reference to Exhibit 3.62 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

Exhibit No.	Description
3.97	Bylaws of Windstream Holding of the Midwest, Inc. (incorporated herein by reference to Exhibit 3.63 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.98	Bylaws of Windstream Intellectual Property Services, Inc. (incorporated herein by reference to Exhibit 3.64 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.99	Operating Agreement of Windstream Lexcom Entertainment, LLC (incorporated herein by reference to Exhibit 3.65 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.100	Operating Agreement of Windstream Lexcom Long Distance, LLC (incorporated herein by reference to Exhibit 3.66 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.101	Operating Agreement of Windstream Lexcom Wireless, LLC (incorporated herein by reference to Exhibit 3.67 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.102	Bylaws of Windstream Network Services of the Midwest, Inc. (incorporated herein by reference to Exhibit 3.68 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.103	Bylaws of Windstream Sugar Land, Inc. (incorporated herein by reference to Exhibit 3.69 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.104	Operating Agreement of Kerrville Cellular, LLC (incorporated herein by reference to Exhibit 3.70 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.105	Operating Agreement of Kerrville Mobile Holdings, LLC (incorporated herein by reference to Exhibit 3.71 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.106	Operating Agreement of Kerrville Wireless Holdings, LLC (incorporated herein by reference to Exhibit 3.72 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.107	Operating Agreement of Oklahoma Windstream, LLC (incorporated herein by reference to Exhibit 3.73 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.108
Operating Agreement of Progress Place Realty Holding Company, LLC (incorporated herein by reference to Exhibit 3.74 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.109	Operating Agreement of Teleview, LLC (incorporated herein by reference to Exhibit 3.75 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.110
Valor Telecommunications Enterprises, LLC Limited Liability Company Operating Agreement (incorporated herein by reference to Exhibit 3.37 to Amendment No. 1 to Valor Communications Group, Inc.’s Registration Statement on Form S-1 filed May 28, 2004)

Exhibit No.	Description
3.111
Amended and Restated Limited Liability Company Agreement of Valor Telecommunications Enterprises II, LLC (incorporated herein by reference to Exhibit 3.77 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.112
Operating Agreement of Valor Telecommunications Investments, LLC (incorporated herein by reference to Exhibit 3.36 to Amendment No. 1 to Valor Communications Group, Inc.’s Registration Statement on Form S-1 filed May 28, 2004)

3.113	Operating Agreement of Windstream Alabama, LLC (incorporated herein by reference to Exhibit 3.79 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.114	Operating Agreement of Windstream Arkansas, LLC (incorporated herein by reference to Exhibit 3.80 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.115	Operating Agreement of Windstream Communications Kerrville, LLC (incorporated herein by reference to Exhibit 3.81 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.116	Operating Agreement of Windstream Communications Telecom, LLC (incorporated herein by reference to Exhibit 3.82 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.117	Operating Agreement of Windstream Kerrville Long Distance, LLC (incorporated herein by reference to Exhibit 3.83 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.118	Operating Agreement of Windstream Oklahoma, LLC (incorporated herein by reference to Exhibit 3.84 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.119	Operating Agreement of Windstream South Carolina, LLC (incorporated herein by reference to Exhibit 3.85 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.120	Operating Agreement of Windstream Supply, LLC (incorporated herein by reference to Exhibit 3.86 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.121	Operating Agreement of Wireless One of North Carolina, LLC (incorporated herein by reference to Exhibit 3.87 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

3.122
Limited Partnership Agreement of Southwest Enhanced Network Services, LP (incorporated herein by reference to Exhibit 3.39 to Amendment No. 1 to Valor Communications Group, Inc.’s Registration Statement on Form S-1 filed May 28, 2004)

3.123
Operating Agreement of Valor Telecommunications of Texas, LLC d/b/a Windstream Communications Southwest (incorporated herein by reference to Exhibit 3.116 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.124
Limited Partnership Agreement of Windstream Southwest Long Distance, LP (incorporated herein by reference to Exhibit 3.90 to Windstream Corporation’s Registration Statement on Form S-4 filed January 8, 2010)

Exhibit No.	Description
3.125	Bylaws of Windstream Iowa Communications, Inc. (incorporated herein by reference to Exhibit 3.118 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.126	Bylaws of Windstream Iowa-Comm, Inc. (incorporated herein by reference to Exhibit 3.119 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.127	Operating Agreement of Iowa Telecom Data Services, L.C. (incorporated herein by reference to Exhibit 3.120 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.128	Operating Agreement of Iowa Telecom Technologies, LLC (incorporated herein by reference to Exhibit 3.122 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.129	Bylaws of Windstream Baker Solutions, Inc. (incorporated herein by reference to Exhibit 3.123 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.130	Operating Agreement of IWA Services, LLC (incorporated herein by reference to Exhibit 3.124 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.131	Bylaws of Windstream Montezuma, Inc. (incorporated herein by reference to Exhibit 3.125 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.132	Bylaws of Bishop Communication Corporation (incorporated herein by reference to Exhibit 3.126 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.133	Bylaws of Communications Sales and Leasing, Inc. (incorporated herein by reference to Exhibit 3.127 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.134	Bylaws of Windstream Lakedale, Inc. (incorporated herein by reference to Exhibit 3.129 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.135	Bylaws of Windstream Lakedale Link, Inc. (incorporated herein by reference to Exhibit 3.130 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.136	Operating Agreement of Lakedale Communications, LLC (incorporated herein by reference to Exhibit 3.131 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.137	Operating Agreement of Windstream NorthStar, LLC (incorporated herein by reference to Exhibit 3.132 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.138	Operating Agreement of Windstream EN-TEL, LLC (incorporated herein by reference to Exhibit 3.133 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

Exhibit No.	Description
3.139	Bylaws of Heart of the Lakes Cable Systems, Inc. (incorporated herein by reference to Exhibit 3.134 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.140	Operating Agreement of Windstream SHAL, LLC (incorporated herein by reference to Exhibit 3.135 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.141	Bylaws of Windstream SHAL Networks, Inc. (incorporated herein by reference to Exhibit 3.136 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.142	Operating Agreement of Windstream Direct, LLC (incorporated herein by reference to Exhibit 3.137 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.143	Operating Agreement of Windstream Leasing, LLC (incorporated herein by reference to Exhibit 3.138 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.144	Bylaws of NuVox, Inc. (incorporated herein by reference to Exhibit 3.139 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.145	Bylaws of Windstream NuVox Arkansas, Inc. (incorporated herein by reference to Exhibit 3.140 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.146	Bylaws of Windstream NuVox Illinois, Inc. (incorporated herein by reference to Exhibit 3.141 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.147	Bylaws of Windstream NuVox Indiana, Inc. (incorporated herein by reference to Exhibit 3.142 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.148	Bylaws of Windstream NuVox Kansas, Inc. (incorporated herein by reference to Exhibit 3.143 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.149	Bylaws of Windstream NuVox Oklahoma, Inc. (incorporated herein by reference to Exhibit 3.144 to Windstream Corporation’s Registration Statement on Form S-4 filed September 29, 2010)

3.150
Operating Agreement of Windstream Hosted Solutions, LLC, dated December 2, 2010 (incorporated herein by reference to Exhibit 3.154 to Windstream Corporation’s Registration Statement on Form S-4 filed April 4, 2011 regarding the registered exchange of $200,000,000 aggregate principal amount of 7.75% Senior Notes due 2020)

3.151
Operating Agreement of Hosted Solutions Raleigh LLC, dated December 2, 2010 (incorporated herein by reference to Exhibit 3.155 to Windstream Corporation’s Registration Statement on Form S-4 filed April 4, 2011 regarding the registered exchange of $200,000,000 aggregate principal amount of 7.75% Senior Notes due 2020)

3.152
Operating Agreement of Hosted Solutions Charlotte LLC, dated December 2, 2010 (incorporated herein by reference to Exhibit 3.156 to Windstream Corporation’s Registration Statement on Form S-4 filed April 4, 2011 regarding the registered exchange of $200,000,000 aggregate principal amount of 7.75% Senior Notes due 2020)

3.153
Amended and Restated Bylaws of KDL Communications Corporation, dated December 2, 2010 (incorporated herein by reference to Exhibit 3.157 to Windstream Corporation’s Registration Statement on Form S-4 filed April 4, 2011 regarding the registered exchange of $200,000,000 aggregate principal amount of 7.75% Senior Notes due 2020)

Exhibit No.	Description
3.154
Amended and Restated Bylaws of Equity Leasing, Inc., dated December 2, 2010 (incorporated herein by reference to Exhibit 3.158 to Windstream Corporation’s Registration Statement on Form S-4 filed April 4, 2011 regarding the registered exchange of $200,000,000 aggregate principal amount of 7.75% Senior Notes due 2020)

3.155
Amended and Restated Bylaws of Cinergy Communications Company of Virginia, dated December 2, 2010 (incorporated herein by reference to Exhibit 3.159 to Windstream Corporation’s Registration Statement on Form S-4 filed April 4, 2011 regarding the registered exchange of $200,000,000 aggregate principal amount of 7.75% Senior Notes due 2020)

3.156
Operating Agreement of KDL Holdings, LLC, dated December 2, 2010 (incorporated herein by reference to Exhibit 3.160 to Windstream Corporation’s Registration Statement on Form S-4 filed April 4, 2011 regarding the registered exchange of $200,000,000 aggregate principal amount of 7.75% Senior Notes due 2020)

3.157
Amended and Restated Bylaws of Windstream KDL-VA, Inc., dated December 2, 2010 (incorporated herein by reference to Exhibit 3.161 to Windstream Corporation’s Registration Statement on Form S-4 filed April 4, 2011 regarding the registered exchange of $200,000,000 aggregate principal amount of 7.75% Senior Notes due 2020)

3.158
Amended and Restated Bylaws of Norlight Telecommunications of Virginia, Inc., dated December 2, 2010 (incorporated herein by reference to Exhibit 3.162 to Windstream Corporation’s Registration Statement on Form S-4 filed April 4, 2011 regarding the registered exchange of $200,000,000 aggregate principal amount of 7.75% Senior Notes due 2020)

4.1
Indenture, dated March 28, 2011, among Windstream Corporation, certain subsidiaries of Windstream as guarantors thereto and U.S. Bank National Association, as Trustee (incorporated herein by reference to Windstream’s Current Report on Form 8-K filed March 30, 2011)

4.2
Indenture, dated August 26, 2013, among Windstream Corporation, certain subsidiaries of Windstream as guarantors thereto and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to Windstream’s Current Report on Form 8-K filed August 28, 2013)

4.3	Form of 7.75% Senior Note due 2021 (incorporated herein by reference to Exhibit 4.2 to Windstream’s Current Report on Form 8-K filed March 30, 2011)

4.4
Registration Rights Agreement, dated August 26, 2013, among Windstream Corporation, certain Subsidiaries of Windstream, and Goldman, Sachs & Co., as representative of the several initial purchasers of the 7.75% Senior Notes due 2021 of Windstream Corporation (incorporated herein by reference to Exhibit 4.3 to Windstream’s Current Report on Form 8-K filed August 28, 2013)

*5.1	Opinion of Kutak Rock LLP

*12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

*23.1	Consent of PricewaterhouseCoopers LLP

*23.2	Consent of Kutak Rock LLP (contained in Exhibit 5.1)

Exhibit No.	Description
*24.1	Powers of Attorney

*25.1	Statement of Eligibility on Form T-1

*	Previously filed